Exhibit 10.1

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

WORKSPACE PROPERTY TRUST, L.P.

a Delaware limited partnership

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE PARTNERSHIP RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE PARTNERSHIP THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of                      , 2017

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SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF WORKSPACE PROPERTY TRUST, L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF WORKSPACE PROPERTY TRUST, L.P., dated as of            , 2017 (the “Effective Date”), is made and entered into by and among WORKSPACE PROPERTY TRUST, a Maryland real estate investment trust, as the General Partner (as hereinafter defined) and the Persons (as hereinafter defined) whose names are set forth on Exhibit A attached hereto, as limited partners, and any Additional Limited Partner that is admitted from time to time to the Partnership and listed on Exhibit A attached hereto.

WHEREAS, the Partnership was formed as a limited partnership under the laws of the State of Delaware pursuant to a Certificate of Limited Partnership filed on September 24, 2015 (the “Formation Date”), and the initial general partner and limited partners of the Partnership entered into an original agreement of limited partnership of the Partnership effective as of the Formation Date (the “Original Partnership Agreement”);

WHEREAS, the Original Agreement was amended and restated pursuant the terms of that certain Amended and Restated Limited Partnership Agreement of the Partnership, dated as of October 3, 2016 (the “Amended Partnership Agreement”); and

WHEREAS, the Partners (as hereinafter defined) now desire to amend and restate the Amended Partnership Agreement in its entirety and admit the Persons whose names are set forth on Exhibit A attached hereto as limited partners of the Partnership by entering into this Agreement (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Accountants” shall mean the firm or firms of independent certified public accountants selected from time to time by the General Partner in its sole discretion on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended, supplemented or restated from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7.

“Additional Funds” has the meaning set forth in Section 4.3.A.

“Additional Limited Partner” means a Person who is admitted to the Partnership after the Effective Date as a limited partner pursuant to the Act and Section 4.2 and Section 12.2 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” means, with respect to any Partner, the balance in such Partner’s Capital Account as of the end of the relevant Partnership Year or other applicable period, after giving effect to the following adjustments:

(i) increase such Capital Account by any amounts that such Partner is obligated to restore pursuant to this Agreement upon liquidation of such Partner’s Partnership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant Partnership Year or other applicable period.

“Adjustment Event” has the meaning set forth in Section 16.3.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i)            the General Partner (a) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (b) splits or subdivides its outstanding REIT Shares or (c) effects a reverse share split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date fixed for determination of shareholders entitled to receive such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)           the General Partner distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares, or other securities or rights convertible into, exchangeable for or exercisable for

REIT Shares (other than REIT Shares issuable pursuant to a Qualified DRIP/COPP), at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date fixed for determination of shareholders entitled to receive any such distribution (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of REIT Shares issued and outstanding on such record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of such record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) the General Partner shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for determination of shareholders entitled to receive any such distribution by a fraction (a) the numerator of which shall be such Value of a REIT Share as of such record date and (b) the denominator of which shall be the Value of a REIT Share as of such record date less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Partnership Interests to the extent that the Partnership makes or effects any correlative distribution or payment to all of the Partners holding Partnership Interests of such class or series, or effects any correlative split or reverse split in respect of the Partnership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit B attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Second Amended and Restated Limited Partnership Agreement of Workspace Property Trust, L.P., as now or hereafter amended, restated, modified, supplemented or replaced.

“Amended Partnership Agreement” has the meaning set forth in the Recitals.

“Applicable Percentage” has the meaning set forth in Section 15.1.B.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom a Partnership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1)           the Partnership’s Net Income or Net Loss (as the case may be) for such period,

(2)           Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(3)           the amount of any reduction in reserves of the Partnership referred to in clause (ii)(6) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(4)           the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(5)           all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum, without duplication, of:

(1)           all principal debt payments made during such period by the Partnership,

(2)           capital expenditures made by the Partnership during such period,

(3)           investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4)           all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(5)           any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

(6)           the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion,

(7)           any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units, including, without limitation, any Cash Amount paid, and

(8)           the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Partnership or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Bipartisan Act” has the meaning set forth in Section 10.3.A.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Partner, the capital account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(i)            To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, such Partner’s allocated share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or 6.4, and the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(ii)           From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner’s allocated share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or 6.4, and the amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership (except to the extent already reflected in the amount of such Partner’s Capital Contribution).

(iii)          In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Partnership for U.S. Federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(iv)          In determining the amount of any liability for purposes of subsections (i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(v)           The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Code Section 704, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is necessary or prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Partner pursuant to Article 13 upon the dissolution of the Partnership. The General Partner may, in its sole discretion, (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (b) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” has the meaning set forth in Section 16.9.B.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4.

“Capital Share” means a share of any class or series of shares of beneficial interest of the General Partner now or hereafter authorized other than a REIT Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the office of the Secretary of State of the State of Delaware on September 25, 2015, as amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Code Section 501(c)(3) or any trust all the beneficiaries of which are such entities.

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit Economic Balance” means (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2.D, divided by (ii) the number of the General Partner’s Partnership Common Units.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner in connection with a matter requiring the consent of the Partners entitled to vote on a matter given in accordance with Article 14, but excluding any matter which solely requires the Consent of the General Partner. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the General Partner” means the consent of the sole General Partner, which consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the General Partner in its sole and absolute discretion.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Limited Partner in its sole and absolute discretion.

“Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners entitled to vote on a matter, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the General Partner or the Limited Partners in their sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Partnership Interests, “Consent of the Partners” means the Consent of the General Partner and the Consent of a Majority in Interest of the Partners of the affected classes or series of Partnership Interests.

“Constituent Person” has the meaning set forth in Section 16.9.F.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).

“Controlled Entity” means, as to any Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Partner or such Partner’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Partner or such Partner’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Partner or its Affiliates are the managing partners and in which such Partner, such Partner’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Partner or its Affiliates are the managers and in which such Partner, such Partner’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 16.9.B.

“Conversion Notice” has the meaning set forth in Section 16.9.B.

“Conversion Right” has the meaning set forth in Section 16.9.A.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declaration” means the Articles of Amendment and Restatement of the Declaration of Trust of the General Partner filed with the State of Maryland Department of Assessments and Taxation, as amended from time to time.

“Delaware Courts” has the meaning set forth in Section 15.9.B.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the U.S. Federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the U.S. Federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the U.S. Federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for U.S. Federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for U.S. Federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units or a Holder of Performance Units, as applicable, its (a) Capital Account balance plus (b) the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units or Performance Units, as applicable.

“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit or Performance Unit, an LTIP Unit or Performance Unit to the extent, since the date of issuance of such LTIP Unit or Performance Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit or Performance Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit or Performance Unit, as applicable.

“Effective Date” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3.B(2).

“Flow-Through Partners” has the meaning set forth in Section 3.4.C.

“Flow-Through Entity” has the meaning set forth in Section 3.4.C.

“Forced Conversion” has the meaning set forth in Section 16.9.C.

“Forced Conversion Notice” has the meaning set forth in Section 16.9.C.

“Formation Date” has the meaning set forth in the Recitals.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means Workspace Property Trust and its successors and assigns as the general partner of the Partnership, in each case, that is admitted from time to time to the Partnership as a general partner pursuant to the Act and this Agreement and is listed as a general partner on Exhibit A, as such Exhibit A may be amended from time to time, in such Person’s capacity as a general partner of the Partnership.

“General Partner Affiliate” has the meaning set forth in Section 12.2.D.

“General Partner Interest” means the entire Partnership Interest held by a General Partner hereof, which Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. Federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person.

(b)           The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i)            the acquisition of an additional Partnership Interest (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 or contributions or deemed contributions by the General Partner pursuant to Section 4.2) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)           the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)          the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)          the grant of a Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner (including the grant of an LTIP Unit or Performance Unit), if the General

Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and

(v)           at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)           The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided, however, that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)           The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)           If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f)            If any Unvested LTIP Units are forfeited, as described in Section 16.2.B, or any Unvested Performance Units are forfeited, as described in Section 17.2.B, then in each case, upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such LTIP Units or Performance Units, as applicable.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Partner or (b) an Assignee owning a Partnership Unit.

“Incapacity” or “Incapacitated” means: (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or Liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person made, or threatened to be made, a party to a proceeding by reason of its status as (a) the General Partner or (b) a director of the General Partner or an officer or controlling Person of the Partnership or the General Partner and (ii) such other Persons (including Affiliates or employees of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“IRS” means the United States Internal Revenue Service.

“Limited Partner” means any Person that is admitted from time to time to the Partnership as a limited partner pursuant to the Act and this Agreement and is listed as a limited partner on Exhibit A attached hereto, as such Exhibit A may be amended from time to time, including any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a limited partner of the Partnership.

“Limited Partner Interest” means a Partnership Interest held by a Limited Partner representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.

“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in Section 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2.A.

“LTIP Unit Agreement” means any written agreement(s) between the Partnership and any recipient of LTIP Units evidencing the terms and conditions of any LTIP Units, including any vesting, forfeiture and other terms and conditions as may apply to such LTIP Units, consistent with the terms hereof and of the Plan (or other applicable Plan governing such LTIP Units).

“LTIP Unit Distribution Participation Date” has the meaning set forth in Section 16.4.C.

“LTIP Unit Limited Partner” means any Partner holding LTIP Units.

“LTIP Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein and in the Plan and under the applicable LTIP Unit Agreement. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law.

“Majority in Interest of the Limited Partners” means Limited Partners (other than any Limited Partner fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the General Partner) holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all such Limited Partners entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Partners” means Partners holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Partners entitled to Consent to or withhold Consent from a proposed action.

“Market Price” has the meaning set forth in the definition of “Value.”

“Net Income” or “Net Loss” means, for each Partnership Year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Partnership that is exempt from U.S. Federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)           Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705 (a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)           In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)           In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year or other applicable period;

(f)            To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)           Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.3 or 6.4 shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss”.

“Net Proceeds” has the meaning set forth in Section 15.1.H(2).

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under the Share Option Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

“Offered Shares” has the meaning set forth in Section 15.1.H(1)(a).

“Offering Common Units” has the meaning set forth in Section 15.1.H(1)(a).

“Optionee” means a Person to whom a share option is granted under any Share Option Plan.

“Original Limited Partner” means any Person that is a Limited Partner as of the close of business on the date of the closing of the issuance of REIT Shares pursuant to the initial public offering of REIT Shares, and does not include any Assignee or other transferee, including, without limitation, any Substituted Limited Partner succeeding to all or any part of the Partnership Interest of any such Person.

“Original Partnership Agreement” has the meaning set forth in the Recitals.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of shares of beneficial interest of the General Partner imposed under the Declaration.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means “partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i). A Partner’s share of Partner Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed and continued under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Common Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2, but does not include any

Partnership Preferred Unit, LTIP Unit, Performance Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit.

“Partnership Employee” means an employee or other service provider of the Partnership or of a Subsidiary of the Partnership, if any, acting in such capacity.

“Partnership Equivalent Units” has the meaning set forth in Section 4.7.A.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or a General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.2 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Representative” shall have the meaning set forth in Section 10.3(a).

“Partnership Unit” means a Partnership Common Unit, a Partnership Preferred Unit, an LTIP Unit, a Performance Unit or any other unit of the fractional, undivided share of the Partnership Interests that the General Partner has authorized pursuant to Sections 4.1, 4.2 or 4.3; provided, however, that Partnership Units comprising a General Partner Interest or a Limited Partner Interest shall have the differences in rights and privileges as specified in this Agreement.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2.A.

“Partnership Year” has the meaning set forth in Section 9.2.

“Percentage Interest” means, with respect to each Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of all classes and series held by such Partner and the denominator of which is the total number of Partnership Units of all classes and series held by all Partners; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Partner, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Partnership Units of a specified class or series (or specified group of classes and/or series) held by such Partner and the denominator of which is the total number of Partnership Units of such specified class or series (or specified group of classes and/or series) held by all Partners.

“Permitted Transfer” has the meaning set forth in Section 11.3.A.

“Performance Unit Agreement” means any written agreement(s) between the Partnership and any recipient of Performance Units evidencing the terms and conditions of any Performance Units, including any vesting, forfeiture and other terms and conditions as may apply to such Performance Units, consistent with the terms hereof and of the Plan (or other applicable Plan governing such LTIP Units).

“Performance Unit Distribution Payment Date” has the meaning set forth in Section 17.4.C.

“Performance Unit Sharing Percentage” means ten percent (10%).

“Performance Units” means the Partnership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein, in the Plan and under the applicable Performance Unit Agreement. Performance Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the General Partner shall determine in its sole and absolute discretion subject to Maryland law and this Agreement.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan” means any share or equity purchase plan, restricted shares or equity plan or other similar equity incentive plan now or hereafter adopted by the Partnership or the General Partner, including the Workspace Property Trust 2017 Equity Incentive Award Plan and any future plan.

“Pledge” has the meaning set forth in Section 11.3.A.

“Preferred Share” means a share of beneficial interest of the General Partner of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Pricing Agreements” has the meaning set forth in Section 15.1.H(3)(b).

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 16.11.

“Qualified DRIP/COPP” means a dividend reinvestment plan or a cash option purchase plan of the General Partner that permits participants to acquire REIT Shares using the proceeds of dividends paid by the General Partner or cash of the participant, respectively; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the shareholders of the General Partner the savings enjoyed by the General Partner in connection with the avoidance of share issuance costs, and (ii) not exceed five percent (5%) of the value of a REIT Share as computed under the terms of such plan.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Limited Partner, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Limited Partner Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the General Partner.

“Redemption” has the meaning set forth in Section 15.1.A.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated                      , 2017, by and among the General Partner, and the Initial Holders (as defined therein).

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4.A(viii).

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Partner” means (a) the General Partner or any Affiliate of the General Partner to the extent such Person has in place an election to qualify as a REIT and, (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12.

“REIT Requirements” has the meaning set forth in Section 5.1.

“REIT Share” means a common share of beneficial interest of the General Partner, $0.01 par value per share, but shall not include any class or series of the General Partner’s common stock classified after the Effective Date.

“REIT Shares Amount” means, with respect to Tendered Units as of a particular date, a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on such date with respect to such Tendered Units; provided, however, that, in the event that the General Partner issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the General Partner.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of beneficial interest of the General Partner by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Revised Partnership Audit Procedures” shall have the meaning set forth in Section 10.3.B.

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3.C.

“SEC” means the Securities and Exchange Commission.

“Section 83 Safe Harbor” has the meaning set forth in Section 16.11.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Share Offering Funding” has the meaning set forth in Section 15.1.H(1)(a).

“Share Offering Funding Amount” has the meaning set forth in Section 15.1.H(2).

“Share Option Plans” means any share option plan now or hereafter adopted by the Partnership or the General Partner.

“ Single Funding Notice” has the meaning set forth in Section 15.1.H(1)(b).

“Special Redemption” has the meaning set forth in Section 15.1.A.

“Specified Redemption Date” means the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the first Twelve-Month Period (except pursuant to a Special Redemption), and provided, further, that, if the General Partner elects a Share Offering Funding pursuant to Section 15.1.H, such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Share Offering Funding.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to the Act and Section 11.4.

“Surviving Partnership” has the meaning set forth in Section 11.2.B(ii).

“Tax Items” has the meaning set forth in Section 6.5.A.

“Tax Matters Partner” has the meaning set forth in Section 10.3.A.

“Tendered Units” has the meaning set forth in Section 15.1.A.

“Tendering Party” has the meaning set forth in Section 15.1.A.

“Termination Transaction” has the meaning set forth in Section 11.2.B.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

“Transaction” has the meaning set forth in Section 16.9.F.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other direct disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 15.1, (b) any conversion of LTIP Units into Partnership Common Units pursuant to Section 16.9, (c) any conversion of Performance Units into Partnership Common Units pursuant to Section 17.9 or (d) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Twelve-Month Period” means (a) as to an Original Limited Partner or any Assignee of an Original Limited Partner that is a Qualifying Party, a period ending on the first Business Day of the first calendar month after the twelve-month anniversary of the effectiveness of the Form S-11 Registration Statement (No. 333-220964) of the General Partner related to initial public offering of REIT Shares and (b) as to any other Qualifying Party, a twelve-month period ending on the day before the first twelve-month anniversary (i) of the original date of issuance to any party of such Common Units, or (ii) in the case of Partnership Common Units received upon conversion of Vested LTIP Units pursuant to Section 16.9.B or Vested Performance Units pursuant to Section 17.9.B, of such Qualifying Party’s first becoming a Holder of the LTIP Units or Performance Units so converted; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the first Twelve-Month Period to a period of shorter or longer than twelve (12) months with respect to a Qualifying Party.

“Unvested LTIP Units” has the meaning set forth in Section 16.2.A.

“Unvested Performance Units” has the meaning set forth in Section 17.2.A.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption pursuant to Section 15.1, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that the Market Price for the trading day immediately preceding the date of exercise of a share option under any Share Option Plans shall be substituted for such average of daily market prices for purposes of Section 4.4). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system on which REIT Shares are quoted or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the board of directors of the General Partner or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the board of directors of the General Partner.

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner on the basis of such quotations and other information as it considers appropriate.

“Vested LTIP Units” has the meaning set forth in Section 16.2.A.

“Vested Performance Units” has the meaning set forth in Section 17.2.A.

“Vesting Date” has the meaning set forth in Section 4.4.C.2.

“Withdrawing Partner” has the meaning set forth in Section 15.1.H(3)(c).

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1 Formation. The Partnership is a limited partnership formed and continued pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.2 Name. The name of the Partnership is “Workspace Property Trust, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner in its sole and absolute discretion, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Principal Office and Resident Agent; Principal Executive Office. The address of the registered office of the Partnership in the State of Delaware is located at The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808.  The principal office of the Partnership is located at 700 Dresher Road, Suite 150, Horsham, Pennsylvania 19044 or such other place as the General Partner may from time to time designate by notice to the Limited Partners; provided, however, that failure to so notify the Limited Partners shall not invalidate such change or the authority granted hereunder.  The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Power of Attorney.

(A)          Each Limited Partner and Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)                                 execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Partner pursuant to the terms of this Agreement or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(2)                                 execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement.

(3)                                 Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Section 14.2 or as may be otherwise expressly provided for in this Agreement.

(B)          The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Person’s Partnership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4.B, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney.

Section 2.5 Term. The term of the Partnership commenced on September 24, 2015, the date that the original Certificate was filed with the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue indefinitely unless the Partnership is dissolved pursuant to the provisions of Article 13 or as otherwise provided by law.

Section 2.6 Partnership Interests Are Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code; (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction; and (iii) the Securities Act; and (iv) the Exchange Act.

ARTICLE 3
PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act, including, without limitation, (i) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of the Properties, (ii) to acquire and invest in any securities and/or loans relating to the Properties, provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be qualified as a REIT, unless the General Partner is not qualified or ceases to qualify as a REIT for any reason or reasons other than the conduct of the business of the Partnership, (iii) to enter into any partnership, joint venture, business trust arrangement, limited liability company, tenancy-in-common or other similar arrangement to engage in any business permitted by or under the Act, or to own interests in any entity engaged in any business permitted by or under the Act, (iv) to conduct the business of providing property, asset management and brokerage and leasing services, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements, and (v) to do anything necessary or incidental to the foregoing.  In connection with the foregoing, and without limiting the General Partner’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s status as a REIT inures to the benefit of all of the Partners and not solely to the General Partner or its Affiliates.

Section 3.2 Powers.

(A)          The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership and any Subsidiary of the Partnership including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

(B)          Notwithstanding any other provision in this Agreement, the Partnership shall not take, or refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion, could (i) adversely affect the ability of the General Partner to continue to qualify as a REIT unless the General Partner is not qualified or ceases to qualify as a REIT for any reason or reasons other than the conduct of the business of the Partnership, (ii) subject the General Partner to any taxes under Code Sections 857 or 4981 or any other related or successor provision under the Code, or (iii) violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, unless, in any such case, such action (or inaction) under clause (i), clause (ii), or clause (iii) above shall have been specifically Consented to by the General Partner.

Section 3.3 Partnership Only for Purposes Specified. The Partnership is a limited partnership formed pursuant to the Act, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Partners or any other Persons with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1; provided, however, to the extent applicable, the Partnership is a “partnership at will” (and is not a partnership formed for a definite term or particular undertaking) within the meaning of the Act. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, nor shall the Partnership be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.4 Representations and Warranties by the Partners.

(A)          Each Partner that is an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (ii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture, or limited liability company of which the General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, (iii) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions.  Each Partner who is an individual and is not a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e) shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(B)          Each Partner that is not an individual (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents and warrants to, and covenants with, each other Partner that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), member(s), manager(s), committee(s), trustee(s), beneficiaries, trustees, directors, shareholders and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) or any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees, directors, shareholders and/or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, beneficiaries, trustees, directors, shareholders and/or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Partnership’s interests are or will be owned by such Partner within the meaning of Code Section 7704(d)(3), such Partner does not, and for so long as it is a Partner will not, own, directly or indirectly, (a) stock of any corporation that is a tenant of (I) the General Partner or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company of which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member or (b) an interest in the assets or net profits of any non-corporate tenant of (I) the General Partner, or any Disregarded Entity with respect to the General Partner, (II) the Partnership or (III) any partnership, venture or limited liability company for which the General Partner, any General Partner, any Disregarded Entity with respect to the General Partner, or the Partnership is a direct or indirect member, and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding the foregoing, a Partner that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Partner obtains the written Consent of the General Partner prior to violating any such restrictions. Each Partner that is not an individual and is not a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e) shall also represent and warrant to the Partnership that such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(C)          Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) represents, warrants and agrees that:  (i) it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws; (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment; and (iii) without the Consent of the General Partner, it shall not knowingly and intentionally take any action that would cause the Partnership at any time to have more than 100 partners, including as partners those persons (“Flow-Through Partners”) indirectly owning an interest in the Partnership through an entity treated as a partnership, Disregarded Entity, S corporation or grantor trust for U.S. Federal income tax purposes (each such entity, a “Flow-Through Entity”), but only including as a partner in the Partnership for purposes of the 100 partner limitation a Flow-Through Partner if (1) substantially all of the value of such person’s interest in the Flow-Through Entity is attributable to the Flow-Through Entity’s interest (direct or indirect) in the Partnership.; and (2) a principal purpose of such person owning an interest in the Partnership through such Flow-Through Entity is to permit the Partnership to satisfy the “safe harbor” factor set forth in Regulations Section 1.7704-1(h)(ii).

(D)          The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(E)           Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(F)           Notwithstanding the foregoing, but subject to Section 3.2.B, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. Each Partner owns Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Sections 4.2, 4.3, or 10.4, the Partners shall have no obligation or, except with the prior Consent of the General Partner in its sole discretion, right to make any additional Capital Contributions or loans to the Partnership.

Section 4.2 Issuances of Additional Partnership Interests. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation:

(A)          General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner or any other Person. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units, or other securities issued by the Partnership, (ii) for less than fair market value (including for no consideration) and (iii) in connection with any merger of any other Person into the Partnership pursuant to the applicable definitive agreement. Any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Partnership Units) as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority to specify: (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior or preferred basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A and the books and records of the Partnership as appropriate to reflect such issuance.

(B)          Issuances of LTIP Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate in its sole and absolute discretion and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. For the avoidance of doubt, except to the extent a Capital Contribution is made with respect to an LTIP Unit, the initial Capital Account with respect to any such LTIP Unit shall be zero.  Except as may be provided from time to time by the General Partner with respect to one or more series of LTIP Units designated in a Partnership Unit Designation, LTIP Units shall have the terms set forth in Article 16.

(C)          Issuances to the General Partner. No additional Partnership Units shall be issued to the General Partner unless (i) the additional Partnership Units are issued to all Partners holding Partnership Common Units in proportion to their respective Percentage Interests in Partnership Common Units, (ii) (a) the additional Partnership Units are (x) Partnership Common Units issued in connection with an issuance of REIT Shares, or (y) Partnership Equivalent Units (other than Partnership Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the General Partner (other than REIT Shares), and (b) the General Partner contributes to the Partnership the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the General Partner, (iii) the additional Partnership Units are issued upon the conversion, redemption or exchange of Debt, Partnership Units or other securities issued by the Partnership or (iv) the additional Partnership Units are issued pursuant to Sections 4.3.B, 4.3.E, 4.4 or 4.5.

(D)          No Preemptive Rights. Except as specified in Section 4.2.C(i), no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

(E)           Issuances of Performance Units. Without limiting the generality of the foregoing, from time to time, the General Partner is hereby authorized to issue Performance Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. Except to the extent a Capital Contribution is made with respect to a Performance Unit, each Performance Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the General Partner with respect to one or more series of Performance Units, Performance Units shall have the terms set forth in Article 17.

Section 4.3 Additional Funds and Capital Contributions.

(A)          General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes, in each case, as the General Partner may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partner or any other Person.

(B)          Additional Capital Contributions. The General Partner may cause the Partnership to obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(C)          Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person (other than the General Partner (but, for this purpose, disregarding any Debt that may be deemed incurred to the General Partner by virtue of clause (iii) of the definition of Debt)) upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units or REIT Shares; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(D)          General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to the General Partner if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the General Partner, the net proceeds of which are loaned to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the Partnership from any third party; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(E)           Issuance of Securities by the General Partner. The General Partner shall not issue any additional REIT Shares, Capital Shares or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Partnership in exchange for (x) in the case of an issuance of REIT Shares, Partnership Common Units, or, (y) in the case of an issuance of Capital Shares or New Securities, Partnership Equivalent Units; provided, however, that notwithstanding the foregoing, the General Partner may issue REIT Shares, Capital Shares or New Securities (a) pursuant to Sections 4.4 or 15.1.B, (b) pursuant to a dividend or distribution (including any share split) of REIT Shares, Capital Shares or New Securities to all of the holders of REIT Shares, Capital Shares or New Securities (as the case may be), (c) upon a conversion, redemption or exchange of Capital Shares, (d) upon a conversion, redemption, exchange or exercise of New Securities, or (e) in connection with an acquisition of Partnership Units or a property or other asset to be owned, directly or indirectly, by the General Partner. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the General Partner (which discount and expense shall be treated as an expense for the benefit of the Partnership for purposes of Section 7.4). In the event that the General Partner issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Partnership, the Partnership is expressly authorized to issue a number of Partnership Common

Units or Partnership Equivalent Units to the General Partner equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3.E without any further act, approval or vote of any Partner or any other Persons.

Section 4.4 Share Option Plans and Plans.

(A)          Options Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Share Option Plan, a share option granted for REIT Shares to a Person other than a Partnership Employee is duly exercised:

(1)                                 The General Partner, shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such share option.

(2)                                 Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4.A(1), the General Partner shall be deemed to have contributed to the Partnership as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a REIT Share as of the date of exercise multiplied by the number of REIT Shares then being issued in connection with the exercise of such share option.

(3)                                 An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4.A(2).

(B)          Options Granted to Partnership Employees. If at any time or from time to time, in connection with any Share Option Plan, a share option granted for REIT Shares to a Partnership Employee is duly exercised:

(1)                                 The General Partner shall sell to the Optionee, and the Optionee shall purchase from the General Partner, for a cash price per share equal to the Value of a REIT Share at the time of the exercise, the number of REIT Shares equal to (a) the exercise price payable by the Optionee in connection with the exercise of such share option divided by (b) the Value of a REIT Share at the time of such exercise.

(2)                                 The General Partner shall sell to the Partnership (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, the General Partner shall sell to such Subsidiary of the Partnership), and the Partnership (or such Subsidiary, as applicable) shall purchase from the General Partner, a number of REIT Shares equal to (a) the number of REIT Shares as to which such share option is being exercised less (b) the number of REIT Shares sold pursuant to Section 4.4.B(1). The purchase price per REIT Share for such sale of REIT Shares to the Partnership (or such Subsidiary) shall be the Value of a REIT Share as of the date of exercise of such share option.

(3)                                 The Partnership shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Subsidiary of the Partnership, such Subsidiary shall transfer to the Optionee) at no additional cost, as additional compensation, the number of REIT Shares described in Section 4.4.B(2).

(4)                                 The General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by the General Partner in connection with the exercise of such share option. An equitable Percentage Interest adjustment shall be made as a result of such contribution.

(C)          Restricted Share Granted to Persons other than Partnership Employees. If at any time or from time to time, in connection with any Plan (other than a Share Option Plan), any REIT Shares are issued to a Person other than a Partnership Employee in consideration for services performed for the General Partner:

(1)                                 The General Partner shall issue such number of REIT Shares as are to be issued to such Person in accordance with the Plan; and

(2)                                 On the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such Person, the following events will be deemed to have occurred: (a) the General Partner shall be deemed to have contributed the Value of such REIT Shares to the Partnership as a Capital Contribution, and (b) the Partnership shall issue to the General Partner on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect.

(D)          Restricted Share Granted to Partnership Employees. If at any time or from time to time, in connection with any Plan (other than a Share Option Plan), any REIT Shares are issued to a Partnership Employee (including any REIT Shares that are subject to forfeiture in the event such Partnership Employee terminates his employment by the Partnership or the Partnership Subsidiaries) in consideration for services performed for the Partnership or the Partnership Subsidiaries:

(1)                                 The General Partner shall issue such number of REIT Shares as are to be issued to the Partnership Employee in accordance with the Plan;

(2)                                 On the Vesting Date, the following events will be deemed to have occurred: (a) the General Partner shall be deemed to have sold such shares to the Partnership (or if the Partnership Employee is an employee or other service provider of a Subsidiary of the Partnership, to such Subsidiary) for a purchase price equal to the Value of such shares, (b) the Partnership (or such Subsidiary) shall be deemed to have delivered the shares to the Partnership Employee, (c) the General Partner shall be deemed to have contributed the purchase price to the Partnership as a Capital Contribution, and (d) in the case where the Partnership Employee is an employee of a Subsidiary of the Partnership, the Partnership shall be deemed to have contributed such amount to the capital of such Subsidiary; and

(3)                                 The Partnership shall issue to the General Partner on the Vesting Date a number of Common Units equal to the number of newly issued REIT Shares divided by the Adjustment Factor then in effect in consideration for the Capital Contribution described in Section 4.4.D(2)(c).

(E)           Future Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating Plans for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. The Partners acknowledge and agree that, in the event that any such Plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or Consent to any such amendments requested by the General Partner shall be deemed granted by the Limited Partners.

(F)           Issuance of Partnership Common Units. The Partnership is expressly authorized to issue Partnership Common Units in accordance with any Share Option Plan or Plan pursuant to this Section 4.4 without any further act, approval or vote of any Partner or any other Persons.

Section 4.5 Dividend Reinvestment Plan, Cash Option Purchase Plan, Share Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the General Partner in respect of any dividend reinvestment plan, cash option purchase plan, share incentive or other share or subscription plan or agreement, either (a) shall be utilized by the General Partner to effect open market purchases of REIT Shares, or (b) if the General Partner elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the General Partner to the Partnership in exchange for additional Partnership Common Units. Upon such contribution, the Partnership will issue to the General Partner a number of Partnership Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of Capital Shares.

(A)          Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Partnership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions and qualifications that are substantially the same as those of such Capital Shares (“Partnership Equivalent Units”) (for the avoidance of doubt, Partnership Equivalent Units need not have voting rights, redemption rights or restrictions on transfer that are substantially similar to such Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Partnership Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

(B)          Redemption of Capital Shares or REIT Shares. Except as otherwise provided in Section 7.4.C., if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of Capital Shares, redeem or repurchase an equal number of Partnership Equivalent Units held by the General Partner upon the same terms and for the same price per Partnership Equivalent Unit as such Capital Shares are redeemed or repurchased. If, at any time, any REIT Shares are redeemed or otherwise repurchased by the General Partner, the Partnership shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Partnership Common Units held by the General Partner equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Partnership Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or repurchased.

Section 4.8 Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash that the Partner would have received to the capital of the Partnership. In addition, with the Consent of the General Partner, one or more Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee or indemnity of certain obligations of the Partnership (and/or a Subsidiary of the Partnership).

ARTICLE 5
DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may cause the Partnership to distribute such amounts, at such times, as the General Partner may, in its sole and absolute discretion, determine, to the Holders as of any Partnership Record Date: (i) first, with respect to any Partnership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date); and (ii) second, with respect to any Partnership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Partnership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Partnership Record Date). Distributions payable with respect to any Partnership Units, other than any Partnership Units issued to the General Partner in connection with the issuance of REIT Shares by the General Partner, that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such Partnership Units were outstanding. The General Partner shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the General Partner’s qualification as a REIT, to cause the Partnership to distribute sufficient amounts to enable the General Partner, for so long as the General Partner has determined to qualify as a REIT, to pay dividends to its shareholders that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations promulgated thereunder (the “REIT Requirements”) and, (b) except to the extent otherwise determined by the General Partner its sole and absolute discretion, eliminate any U.S. Federal income or excise tax liability of the General Partner. Notwithstanding anything in the forgoing to the contrary, (i) a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 16 and (ii) a Holder of Performance Units will be entitled to distribution with respect to a Performance Unit as set forth in Article 17, and, in each case, in making distributions pursuant to this Section 5.1, the General Partner shall take into account the provisions of Section 16.4 and Section 17.4, as applicable.

Section 5.2 Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13; provided, however, that the General Partner shall not make a distribution in kind to any Holder unless the Holder has been given ninety (90) days prior written notice of such proposed distribution.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-U.S. tax law and Section 10.4 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 for all purposes under this Agreement.

Section 5.4 Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other amounts distributed after the occurrence of a Liquidating Event shall be distributed to the Holders in accordance with Section 13.2.

Section 5.5 Distributions to Reflect Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4, subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is hereby authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 as it determines in its sole discretion are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to Holders of certain classes or series of Partnership Units.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6
ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each

Partnership Year as of the end of each such year, provided that the General Partner may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Partnership Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6.C, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations. Except as otherwise provided in this Article 6 and Section 11.6.C, Section 12.2.C, Section 16.5 and Section 17.5, Net Income and Net Loss for any Partnership Year shall be allocated to each of the Holders as follows:

(A)          Net Income.

(i)            First, 100% to the General Partner in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the General Partner pursuant to clause (iii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to the General Partner pursuant to this clause (i) for all prior Partnership Years;

(ii)           Second, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (ii) in Section 6.2.B for all prior Partnership Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (ii) for all prior Partnership Years; and

(iii)          Third, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2.A are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

(B)          Net Losses.

(i)            First, 100% to the Holders of Partnership Common Units in accordance with their respective Percentage Interests in the Partnership Common Units (to the extent consistent with this clause (i)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Partnership or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of all such Holders with respect to their Partnership Common Units is zero;

(ii)           Second, 100% to the Holders (other than the General Partner) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts with respect to their Partnership Common Units; and

(iii)          Third, 100% to the General Partner.

(C)          Allocations to Reflect Issuance of Additional Partnership Interests. In the event that the Partnership issues additional Partnership Interests to the General Partner or any Additional Limited Partner pursuant to Section 4.2 or 4.3, the General Partner shall make such revisions to this Section 6.2 or to Sections 12.2.C or 13.2.A as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Partnership Unit Designation with respect to Partnership Interests then outstanding.

(D)          Special Allocations with Respect to Eligible Units. After giving effect to the special allocations set forth in Section 6.4.A, and notwithstanding the provisions of Sections 6.2.A (other than Section 6.2.A(i)) and 6.2.B, any Liquidating Gains shall first be allocated to Holders of Eligible Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of Eligible Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Eligible Units. Any such allocations shall be made among the Holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 6.2.D. The parties agree that the intent of this Section 6.2.D is to make the Capital Account balances of the Holders of LTIP Units and Performance Units with respect to their LTIP Units or Performance Units, as applicable, economically equivalent to the Capital Account balance of the General Partner with respect to its Partnership Common Units (on a per unit basis), but only to the extent that, at the time any Liquidating Gain is to be allocated, the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the LTIP Unit or Performance Unit, as applicable. In the event that Liquidating Gains are allocated under this Section 6.2.D, Net Income allocable under Section 6.2.A and any Net Losses allocable under Section 6.2.B shall be recomputed without regard to the Liquidating Gains so allocated.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(A)          Special Allocations Upon Liquidation. Notwithstanding any provision in this Article 6 to the contrary, in the event that the Partnership disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Partnership pursuant to Article 13, then (i) any Liquidating Gains shall first be allocated in accordance with Section 6.2.D; and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (and, to the extent determined by the General Partner, in its sole discretion, constituent items of income, gain, loss and deduction) (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Partnership Year (and to the extent permitted by Code Section 761(c), for the immediately preceding Partnership Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2.A(4) to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5. In addition, if there is an adjustment to the Gross Asset Value of the assets of the Partnership pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

(B)          Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2.A and 6.2.B, but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Partner to offset prior Net Loss or items thereof which have been allocated to such Partner, the General Partner shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Partner.

Section 6.4 Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(A)          Regulatory Allocations.

(i)            Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4.A(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4.A(i), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4.A(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)         Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)          Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(iv) were not in the Agreement. It is intended that this Section 6.4.A(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)           Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4.A(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4.A(v) and Section 6.4.A(iv) were not in the Agreement.

(vi)          Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Partnership Common Units in accordance with their respective Percentage Interests with respect to Partnership Common Units and (y) thereafter, among the Holders of other classes of Partnership Units as determined by the General Partner, subject to the limitations of this Section 6.4.A(vi).

(vii)         Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2) (iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)       Curative Allocations. The allocations set forth in Sections 6.4.A(i), (ii), (iii), (iv), (v), (vi) and (vii) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix)          Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units or Unvested Performance Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

(x)           LTIP Units and Performance Units. For purposes of the allocations set forth in this Section 6.4, including, without limitation, Section 6.4.A(iii), each issued and outstanding LTIP Unit or Vested Performance Unit will be treated as one outstanding Partnership Common Unit, and each Unvested Performance Unit will be treated as the product of one outstanding Partnership Common Unit times the Performance Unit Sharing Percentage.

(B)          Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Partnership profits shall be equal to such Holder’s Percentage Interest with respect to Partnership Common Units, except as otherwise determined by the General Partner.

Section 6.5 Tax Allocations.

(A)          In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3.

(B)          Section 704(c) Allocations. Notwithstanding Section 6.5.A, Tax Items with respect to Property that is contributed to the Partnership with an initial Gross Asset Value that varies from its tax basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. With respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial public offering, such variation between basis and initial Gross Asset Value shall be taken into account under the “traditional method” as described in Regulations Section 1.704-3(b). With respect to other Properties, the Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner. In the event that the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the General Partner; provided, however, that the “traditional method” as described in Regulations Section 1.704-3(b) shall be used with respect to Partnership Property that is contributed to the Partnership in connection with the General Partner’s initial public offering. Allocations pursuant to this Section 6.5.B are solely for purposes of Federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

(A)          Except as otherwise expressly provided in this Agreement, including any Partnership Unit Designation, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. No General Partner may be removed by the Partners, with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including, without limitation, Sections 3.2 and 7.3, and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Limited Partner, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Partnership, to exercise or direct the exercise of all of the powers of the Partnership and the General Partner under the Act and this Agreement and to effectuate the purposes of the Partnership including, without limitation:

(1)                                 the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to the Holders in such amounts as will permit the General Partner to prevent the imposition of any U.S. Federal income tax on the General Partner (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its shareholders and payments to any taxing authority sufficient to permit the General Partner to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that the

General Partner deems necessary for the conduct of the activities of the Partnership or any Subsidiary of the Partnership;

(2)                                 the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or any Subsidiary of the Partnership;

(3)                                 the taking of any and all acts necessary or prudent to ensure that the Partnership will not be classified as a corporation for U.S. Federal income tax purposes or a “publicly traded partnership” that is taxed as an association under Code Section 7704, including but not limited to imposing restrictions on transfers, restrictions on the number of Partners and/or restrictions on redemptions;

(4)                                 subject to Section 11.2, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(5)                                 the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership and any Subsidiary of the Partnership, the assignment of any assets of the Partnership and any Subsidiary of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership and any Subsidiary of the Partnership, the use of the assets of the Partnership and any Subsidiary of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the General Partner sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner or any Subsidiary of the General Partner or the Partnership) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(6)                                 the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(7)                                 the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s or any Subsidiary of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s or any Subsidiary of the Partnership’s assets;

(8)                                 the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(9)                                 the selection and dismissal of employees of the Partnership or any Subsidiary of the Partnership (if any) or the General Partner or any Subsidiary of the General Partners (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, Accountants, consultants and contractors of the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner and the determination of their compensation and other terms of employment or hiring;

(10)                          the maintenance of such insurance (including, without limitation, directors and officers insurance) for the benefit of the Partnership, its Subsidiaries and the Partners (including, without limitation, the General Partner and its Subsidiaries) as the General Partner deems necessary or appropriate;

(11)                          the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the General Partner has a direct or indirect equity investment from time to time); provided, however, that, as long as the General Partner has determined to continue to qualify as a REIT, the Partnership will not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;

(12)                          the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership or its Subsidiaries, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership and its Subsidiaries in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(13)                          the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary of the Partnership or any other Person (including, without limitation, the contribution, or loan of, funds by the Partnership to such Persons);

(14)                          the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(15)                          the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(16)                          the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(17)                          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(18)                          the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(19)                          the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(20)                          the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4;

(21)                          an election to dissolve the Partnership pursuant to Section 13.1.B;

(22)                          the distribution of cash to acquire Partnership Common Units held by a Limited Partner in connection with a Redemption under Section 15.1;

(23)                          an election to acquire Tendered Units in exchange for REIT Shares;

(24)                          the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement;

(25)                          the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange; and

(26)                          to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all the rights and powers of a general partner as provided by the Act.

(B)          Each of the Limited Partners agrees that, except as provided in Section 7.3 and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Partnership and to otherwise exercise any power of the General Partner under this Agreement and the Act on behalf of the Partnership without any further act, approval or vote of the Partners or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the General Partner to the contrary, the taking of any action or the execution of any such document or writing by an officer of the General Partner, in the name and on behalf of the General Partner, in its capacity as the general partner of the Partnership, shall conclusively evidence (1) the approval thereof by the General Partner, in its capacity as the general partner of the Partnership, (2) the General Partner’s determination that such action, document or writing is necessary or desirable to conduct the business and affairs of the Partnership, exercise the powers of the Partnership under this Agreement and the Act or effectuate the purposes of the Partnership, or any other determination by the General Partner required or permitted by this Agreement in connection with the taking of such action or execution of such document or writing, and (3) the authority of such officer of the General Partner with respect thereto.

(C)          At all times from and after the Effective Date, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(D)          At all times from and after the Effective Date, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(E)           The determination as to any of the following matters, made by or at the direction of the General Partner consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Partnership and every Limited Partner:  (i) the amount of assets at any time available for distribution or the redemption of Partnership Common Units; (ii) the amount and timing of any distribution; (iii) any determination to redeem Tendered Units; (iv) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (v) the amount of any Partner’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; (vi) the amount of Net Income, Net Loss or Depreciation for any period; (vii) any special allocations of Net Income or Net Loss pursuant to Sections 6.2.C, 6.2.D, 6.3, 6.4, 6.5 or 16.5;

(viii) the Gross Asset Value of any Partnership asset; (ix) the timing and amount of any adjustment to the Adjustment Factor; (x) any adjustment to the number of outstanding LTIP Units pursuant to Section 16.3 or Performance Units pursuant to Section 17.3; (xi) the timing, number and redemption or repurchase price of the redemption or repurchase of any Partnership Units pursuant to Section 4.7.B; (xii) the Value of any REIT Share; (xiii) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of Partnership Interest; (xiv) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Partnership or of any Partnership Interest; (xv) the number of authorized or outstanding Partnership Units of any class or series; (xvi) any matter relating to the acquisition, holding and disposition of any assets by the Partnership; or (xvii) any other matter relating to the business and affairs of the Partnership or required or permitted by applicable law, this Agreement or otherwise to be determined by the General Partner.

Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect (directly or indirectly) to do business or own property. Subject to the terms of Section 8.5.A, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

(A)          The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the Consent of the Limited Partners and may not, without limitation:

(1)                                 take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

(2)                                 perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act; or

(3)                                 enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts (a) the General Partner or the Partnership from performing its specific obligations under Section 15.1 in full or (b) a Limited Partner from exercising its rights under Section 15.1 to effect a Redemption in full, except, in either case, (x) with the Consent of each Limited Partner affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partner.

(B)          No amendment to this Agreement may alter the restrictions on the General Partner’s authority set forth elsewhere in this Agreement (including, without limitation, this Section 7.3) without the Consent specified therein and no amendment may alter Section 11.2 without the Consent of the Limited Partners.

(C)          Notwithstanding Section 14.2 but subject to Sections 7.3.A, 7.3.B, 7.3.D and 16.10 and the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner shall have the power, without the Consent of the Partners, to amend this Agreement for any reason, including, without limitation, as may be required to facilitate or implement any of the following purposes:

(1)                                 to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(2)                                 to reflect the admission, substitution or withdrawal of Partners, the Transfer of any Partnership Interest, the termination of the Partnership in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 16.3 or Performance Units as contemplated by Section 17.3, and to amend Exhibit A in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(3)                                 to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(4)                                 to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the Holders of any additional Partnership Interests issued pursuant to Article 4 (including any changes contemplated by Section 5.5);

(5)                                 to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a Federal or state agency or contained in Federal or state law;

(6)                                 to reflect (a) such changes as are reasonably necessary for the General Partner to maintain its status as a REIT or to satisfy the REIT Requirements, including changes that may be necessitated due to a change in applicable law (or an authoritative interpretation thereof) or a ruling of the Internal Revenue Service or (b) the Transfer of all or any part of a Partnership Interest among the General Partner and any Disregarded Entity with respect to the General Partner;

(7)                                 to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article 6 or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(8)                                 to reflect the issuance of additional Partnership Interests in accordance with Section 4.2;

(9)                                 as contemplated by the last sentence of Section 4.4;

(10)                          to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.3.D; or

(11)                          to effect or facilitate a Termination Transaction that, in accordance with Section 11.2.B(i) and/or (ii), does not require the Consent of the Limited Partners and, if the Partnership is the Surviving Partnership in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Partnership have rights that are consistent with Section 11.2.B(ii).

(D)          Notwithstanding Sections 7.3.B, 7.3.C and 14.2, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) adversely modify in any material respect the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner is entitled pursuant to Article 5 or Section 13.2.A(4), or alter the allocations specified in Article 6 (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3.C (including clause (11) thereof) and Article 6), (iv) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 (except, in any case, as permitted pursuant to clause (11) of Section 7.3.C), (v) alter or modify Section 11.2 (except as permitted pursuant to clause (11) of Section 7.3.C), or amend or modify any related definitions, (v) subject to Section 7.9.D, remove, alter or amend the powers and restrictions related to REIT Requirements or permitting the General Partner to avoid paying tax under Code Sections 857 or 4981 contained in Sections 7.1 and 7.3, or (vi) amend this Section 7.3.D, or, in each case for all provisions referenced in this Section 7.3.D, amend or modify any related definitions or Exhibits (except as permitted pursuant to clause (11) of Section 7.3.C). Any such amendment or action Consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner.

(A)          The General Partner shall not be compensated for its services as General Partner except as provided in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which the General Partner may be entitled in its capacity as the General Partner).

(B)          Subject to Sections 7.4.D and 15.12, the Partnership shall be responsible for and shall pay all expenses relating to the Partnership’s and the General Partner’s organization and the ownership of each of their assets and operations. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. The Partnership shall be liable for, and shall reimburse the General Partner, on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the General Partner, or the Partnership that may provide for share units, or phantom shares, pursuant to which employees of the General Partner, or the Partnership will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the General Partner or its Affiliates, (iv) any expenses (other than the purchase price) incurred by the General Partner in connection with the redemption or other repurchase of REIT Shares or Capital Shares, (v) all costs and expenses of the General Partner being a public company, including, without limitation, costs of filings with the SEC, reports and other distributions to its shareholders, (vi) all costs and expenses of the General Partner in connection with its operation as a REIT, and (vii) all costs and expenses of the General Partner in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the Partnership or its assets or activities; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5. The Partners acknowledge that all such expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7.  To the extent permitted by law and subject to Section 7.4.D and Section 15.12, all payments and reimbursements hereunder shall be characterized for U.S. federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.

(C)          If the General Partner shall elect to purchase from its shareholders REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the General Partner, any employee share purchase plan adopted by the General Partner or any similar obligation or arrangement undertaken by the General Partner in the future, in lieu of the treatment specified in Section 4.7.B., the purchase price paid by the General Partner for such REIT Shares shall be considered expenses of the Partnership and shall be advanced to the General Partner or reimbursed to the General Partner, subject to the condition that: (1) if such REIT Shares subsequently are sold by the General Partner, the General Partner shall pay or cause to be paid to the Partnership any proceeds received by the General Partner for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, however, that a transfer of REIT Shares for Partnership Common Units pursuant to Section 15.1 would not be considered a sale for such purposes); and (2) if such REIT Shares are not sold by the General Partner within thirty (30) days after the purchase thereof, or the General Partner otherwise determines not to sell such REIT Shares, the Partnership shall redeem a number of Partnership Common Units determined in accordance with Section 4.7.B, as adjusted, to the extent the General Partner determines is necessary or advisable in its sole and absolute discretion, (x) pursuant to Section 7.5 (in the event the General Partner acquires material assets, other than on behalf of the Partnership) and (y) for share dividends and distributions, share splits and subdivisions, reverse share splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by the General Partner).

(D)                               To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and, subject to Section 15.12, if and to the extent any reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Partnership), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.5 Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Partnership Interests, (b) the management of the business and affairs of the Partnership and any Subsidiary of the General Partner or the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of share, bonds, securities or other interests, (f) financing or refinancing of any type related to the Partnership, any Subsidiary of the General Partner or the Partnership or the assets or activities of the foregoing, and (g) such activities as are incidental thereto; provided, however, that, except as made available to any Subsidiary of the General Partner or as otherwise provided herein, any funds raised by the General Partner pursuant to the preceding clauses (e) and (f) shall be made available to the Partnership, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further that the General Partner may, in its sole and absolute discretion, from time to time hold or acquire Property in its own name or otherwise other than through the Partnership so long as the General Partner takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property are otherwise vested in the Partnership, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Partnership, the Partners shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees or indemnities of Partnership debt, including the debt of any Subsidiary of the Partnership. The General Partner and all Disregarded Entities with respect to the General Partner, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than (i) interests in Disregarded Entities with respect to the General Partner, (ii) Partnership Interests as the General Partner, (iii) a minority interest in any Subsidiary of the Partnership that the General Partner holds to maintain such Subsidiary’s status as a partnership for U.S. Federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as the General Partner deems reasonably necessary, taking into account Section 7.1.D and the requirements necessary for the General Partner to qualify as a REIT and for the General Partner to carry out its responsibilities contemplated under this Agreement and the Declaration. Any Limited Partner Interests acquired by the General Partner, whether pursuant to the exercise by a Limited Partner of its right to

Redemption, or otherwise, shall be automatically converted into a General Partner Interest comprised of an identical number of Partnership Units with the same terms as the class or series so acquired. Any Affiliates of the General Partner may acquire Limited Partner Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6 Transactions with Affiliates.

(A)                               The Partnership may lend or contribute funds to, and borrow funds from, Persons in which the Partnership has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Person.

(B)                               Except as provided in Section 7.5, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(C)                               The General Partner and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms and conditions established by the General Partner in its sole and absolute discretion.

(D)                               The General Partner, in its sole and absolute discretion and without the approval of the Partners or any of them or any other Persons, may propose and adopt (on behalf of the Partnership) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units or Performance Units) funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the General Partner or the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the General Partner, the Partnership or any of the General Partner’s or the Partnership’s Subsidiaries.

Section 7.7 Indemnification.

(A)                               To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or any Subsidiary of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee: (i) if the act or omission of the Indemnitee was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, if the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (iii) for any transaction for which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement;

and provided, further, that no payments pursuant to this Agreement shall be made by the Partnership to indemnify or advance funds to any Indemnitee (x) with respect to any Action initiated or brought voluntarily by such Indemnitee (and not by way of defense) unless (I) approved or authorized by the General Partner in writing or (II) incurred to establish or enforce such Indemnitee’s right to indemnification under this Agreement, and (y) in connection with one or more Actions or claims brought by the Partnership or involving such Indemnitee if such Indemnitee is found liable to the Partnership on any portion of any claim in any such Action.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or indemnity or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7.A that the Partnership indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any other Holder shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

(B)                               To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(C)                               The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, permitted assigns and administrators of the Indemnitee unless otherwise provided in a written agreement between the Partnership and such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified by the Partnership.

(D)                               The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(E)                                Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, the General Partner or any Subsidiary of the Partnership or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

(F)                                 In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(G)                               An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(H)                              The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, permitted assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(I)                                   It is the intent of the parties that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.

Section 7.8 Liability of the General Partner.

(A)                               To the maximum extent permitted under the Act, the only duties that the General Partner owes to the Partnership, any Partner or any other Person (including any creditor of any Partner or assignee of any Partnership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the obligation of good faith and fair dealing, and to act with the fiduciary duties of care and loyalty which have been, in accordance with the Act, modified as set forth in this Section 7.8. The General Partner, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Partnership, any Partner or any other Person (including any creditor of any Partner or any assignee of Partnership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the General Partner only, and no such provision shall be interpreted to expand or modify the fiduciary duties of the General Partner under the Act.

(B)                               The Limited Partners agree that: (i) the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s shareholders collectively; (ii) in the event of a conflict between the interests of the Partnership or any Partner, on the one hand, and the separate interests of the General Partner or its shareholders, on the other hand, the General Partner may give priority to the separate interests of the General Partner or the shareholders of the General Partner (including, without limitation, with respect to tax consequences to Limited Partners, Assignees or the General Partner’s shareholders), and, in the event of such a conflict, and any action or failure to act on the part of the General Partner or its directors that gives priority to the separate interests of the General Partner or its shareholders that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing; and (iii) the General Partner shall not be liable to the Partnership or to any Partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Partnership or any Limited Partner in connection with such decisions, except for liability for the General Partner’s intentional harm or gross negligence.

(C)                               Subject to its obligations and duties as General Partner set forth in this Agreement and applicable law, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its officers, employees, representatives or agents. The General Partner shall not be responsible to the Partnership or any Partner for any misconduct or negligence on the part of any such officer, employee, representative or agent appointed by it in good faith.

(D)                               Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner’s trustees, shareholders, officers, employees, representatives or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, none of the directors or officers of the General Partner shall be liable or accountable in damages or otherwise to the Partnership, any Partners, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission.

(E)                                Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General

Partner’s and its officers’ and directors’ liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(F)                                 Notwithstanding anything herein to the contrary, except for liability for fraud, willful misconduct or gross negligence on the part of such Partner or pursuant to any express guaranties or indemnities given to the Partnership or by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, or for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence on the part of any Partner, or pursuant to any such express guaranty or indemnity, no property or assets of such Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement. This Agreement is executed by the officers of the General Partner solely as officers of the same and not in their own individual capacities.

(G)                               To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the General Partner under the Act or otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

(H)                              In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken (or not taken) by it, and any action or failure to act on the part of the General Partner that does not take into account any such tax consequences that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners or violate the obligation of good faith and fair dealing. The General Partner and the Partnership shall not have any liability to any Partner under any circumstances as a result of any income tax liability incurred by such Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

(I)                                   Whenever in this Agreement the General Partner (whether in its capacity as General Partner or in any other capacity permitted under this Agreement, including, without limitation, as Liquidator) is permitted or required to make a decision (i) in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Partnership or the Partners or any of them, and any such decision or determination made by the General Partner that does not consider such interests or factors affecting the Partnership or the Partners, or any of them, and that does not result in a violation of the contract rights of the Limited Partners under this Agreement does not violate the duty of loyalty or any other duty owed by the General Partner to the Partnership and/or the Partners, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any question should arise with respect to the operation of the Partnership, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The General Partner’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with the duty of care and the obligation of good faith and fair dealing under the Act (as modified by this Agreement).

Section 7.9 Other Matters Concerning the General Partner.

(A)                               The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed, delivered or presented by the proper party or parties.

(B)                               The General Partner shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Partnership or any Subsidiary of the Partnership, prepared or presented by any officer, employee or agent of the General Partner, any agent of the Partnership or any such Subsidiary, or by any legal counsel, accountant, appraiser, management consultant, investment banker, architect, engineer, environmental consultant and other consultant and adviser engaged by the General Partner, the Partnership or any such Subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon the opinion, report or statement as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(C)                               The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, representatives or agents or a duly appointed attorney or attorneys-in-fact. Each such officer, representative, agent or attorney or attorney-in-fact shall, to the extent duly authorized by the General Partner, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

(D)                               Notwithstanding any other provision of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any Subsidiary of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership or any Subsidiary of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT, (ii) for the General Partner otherwise to satisfy the REIT Requirements, (iii) for the General Partner to avoid incurring any taxes under Code Sections 857 or 4981, or (iv) for any General Partner Affiliate to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary” (within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

Section 7.10 Title to Partnership Property. Title to Partnership Property, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner, such nominee or Affiliate for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership or any Subsidiary of the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership or any Subsidiary of the Partnership and to enter into any contracts on behalf of the Partnership or any Subsidiary of the Partnership, and take any and all actions on behalf of the Partnership or any Subsidiary of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s or such Subsidiary’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its duly authorized representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or such representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership or any Subsidiary of the Partnership by the General Partner or its duly authorized representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that, (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership or any Subsidiary of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and/or any Subsidiary of the Partnership.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. No Limited Partner shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Limited Partner or as expressly provided in this Agreement (including, without limitation, Section 10.4) or under the Act.

Section 8.2 Management of Business. Subject to the rights and powers of the General Partner hereunder, no Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6 and any other agreements entered into by a Limited Partner or any of its Affiliates with the General Partner, the Partnership or a Subsidiary of the General Partner or the Partnership (including, without limitation, any employment agreement), any Limited Partner and any Assignee, officer, director, employee, agent, Affiliate, member, manager, partner, trustee, shareholder, representative or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the General Partner, the Partnership or any Subsidiary of the General Partner or the Partnership, including business interests and activities that are in direct or indirect competition with the General Partner, the Partnership or any Subsidiary of the General Partner or the Partnership or that are enhanced by the activities of the General Partner, the Partnership or any Subsidiary of the General Partner or the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Subsidiary of the General Partner or the Partnership, to offer any interest in any such business ventures to the Partnership or any Subsidiary of the Partnership, any Limited Partner, or any such other Person, even if such opportunity is of a character that, if presented to the Partnership or any Subsidiary of the Partnership, any Limited Partner or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Limited Partners and their respective Affiliates shall be under no obligation to consider the separate interests of the Partnership, the General Partner or their respective subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Partnership or any other Partners, or to any Subsidiary of the Partnership, and shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Partners in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 or in any Partnership Unit Designation, no Limited Partner shall be entitled to the withdrawal or return of all or a portion of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Articles 5 and 6 or otherwise expressly provided in this Agreement or in any Partnership Unit Designation, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

(A)                               In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C, the General Partner shall deliver, or cause to be delivered, to each Limited Partner a copy of any information mailed or electronically delivered to all of the common shareholders of the General Partner as soon as practicable after such mailing.

(B)                               The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3.B immediately following the date such change becomes effective.

(C)                               Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners (or any of them), for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreement to keep confidential.

Section 8.6 Partnership Right to Call Limited Partner Interests. Notwithstanding any other provision of this Agreement, on and after the date on which the aggregate Percentage Interests of the Limited Partners are less than one percent (1%), the Partnership shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Limited Partner Interests by treating any Limited Partner as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 for the amount of Partnership Common Units to be specified by the General Partner, in its sole and absolute discretion, by written notice to such Limited Partner that the Partnership has elected to exercise its rights under this Section 8.6. Such notice given by the General Partner to a Limited Partner pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the General Partner by such Limited Partner. For purposes of this Section 8.6, (a) any Limited Partner (whether or not otherwise a Qualifying Party) may, in the General Partner’s sole and absolute discretion, be treated as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1.F(2) and 15.1.F(3) shall not apply, but the remainder of Section 15.1 shall apply, mutatis mutandis.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

(A)                               The General Partner shall keep or cause to be kept at the principal place of business of the Partnership those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Sections 8.5.A or 9.3 or Article 13. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(B)                               The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. For purposes of this Agreement, “Partnership Year” means the fiscal year of the Partnership, which shall be the same as the tax year of the Partnership. The tax year shall be the calendar year unless otherwise required by the Code.

Section 9.3 Reports.

(A)                               As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner of record as of the close of the Partnership Year, financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

(B)                               As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate.

(C)                               The General Partner shall have satisfied its obligations under Sections 9.3.A and 9.3.B by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.

(D)                               At the request of any Limited Partner, the General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

ARTICLE 10
TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns, including all applicable extensions of time to file, with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for Federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for Federal and state income tax purposes. Any Limited Partner who has contributed any Contributed Property to the Partnership shall promptly provide the General Partner with such information relating to such Contributed Property as is readily available to such Limited Partner, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner/Partnership Representative.

(A)                               The General Partner shall be the “tax matters partner” (as such term is defined in Code Section 6231(a)(7) as in effect prior to repeal of such section pursuant to the Bipartisan Act of 2017 (the “Bipartisan Act”)) of the Partnership for U.S. federal income tax purposes with respect to taxable periods ending on or before December 31, 2017, or at such later time as the revised partnership audit procedures as enacted pursuant to the Bipartisan Act become effective. The General Partner shall be the partnership representative (the “Partnership Representative”) for purposes of Code Section 6223, shall select a “designated individual” on behalf of the Partnership (as contemplated by the proposed Regulations under Section 6223 of the Code), as applicable, and shall represent the Partnership in any disputes, controversies, or proceedings with the Internal Revenue Service or with any state, local, or non-U.S. taxing authority. The tax matters partner or the Partnership Representative, as applicable, shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner or the Partnership Representative, as applicable, in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner or the Partnership Representative, as applicable, in discharging its duties hereunder.

(B)                               Subject to the revised partnership audit procedures and any Regulations or other administrative guidance promulgated in connection therewith (the “Revised Partnership Audit

Procedures”), the tax matters partner or the Partnership Representative, as applicable, is authorized:

(1)                                 to make all decisions with respect to any administrative proceeding relating to tax matters or judicial review thereof, including to enter into any settlement with the IRS with respect to any administrative or judicial proceedings (or any state, local or non-U.S. taxing authority);

(2)                                 in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner or the Partnership for U.S. tax purposes (a “Final Adjustment”) is mailed to the tax matters partner or the Partnership Representative, as applicable, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Court of Federal Claims, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)                                 to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)                                 to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)                                 to enter into an agreement with the IRS (or any state, local or non-U.S. taxing authority) to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner or the Partnership for tax purposes, or an item affected by such item; and

(6)                                 to take any other action on behalf of the Partnership, the Partners or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner or the Partnership Representative, as applicable, in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner or the Partnership Representative, as applicable, and the provisions relating to indemnification of the General Partner set forth in Section 7.7 shall be fully applicable to the tax matters partner or the Partnership Representative, as applicable, in its capacity as such.

(C)                               Subject to the provisions in this Section 10.3(C), the Partnership Representative shall be entitled to take such actions on behalf of the Partnership in any and all proceedings with the IRS and any other such taxing authority as it reasonably determines to be appropriate and any decision made by the Partnership Representative shall be binding on all Partners. The Partners agree to take such actions as may be required to effect the General Partner’s designation as the Partnership Representative (and its selection of any designated individual, as applicable), cooperate in good faith to timely provide information reasonably requested by the Partnership Representative as needed to comply with the Revised Partnership Audit Procedures, including, without limitation, to make (and take full advantage of) any elections available to the Partnership or to determine whether any imputed underpayment amount may be modified pursuant to Code Section 6225(c), in each case under the Revised Partnership Audit Procedures.  The Partnership shall make any payments of assessed amounts under Code Section 6221 and shall allocate any such assessment among the current or former Partners of the Partnership for the “reviewed year” to which the assessment relates in a manner that reflects the current or former Partners’ respective interests in the Partnership for that reviewed year based on such Partner’s share of such assessment as would have occurred if the Partner had amended the tax returns for such reviewed year and such Partner incurred the assessment directly (using the tax rates applicable to the Partnership under Code Section 6225(b).  To the extent that the Partnership is assessed amounts under Code Section 6221(a), the current or former Partner(s) to which this assessment relates shall pay to the Partnership such Partner’s share of the assessed amounts, including such Partner’s share of any additional accrued interest assessed against the Partnership relating to such Partner’s share of the assessment, upon thirty (30) days of written notice from the Partnership Representative requesting the payment in accordance with Section 10.4.  The Partnership Representative shall have no liability arising out of its performance its duties as the Partnership Representative hereunder and the Partnership shall indemnify, defend and hold the Partnership Representative harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and costs) sustained or incurred as a result of its acting as Partnership Representative hereunder, provided that the foregoing shall not insulate the Partnership Representative from liability for any action constituting fraud, misappropriate of funds or an intentional breach of this Agreement.  The provisions contained in this Section 10.3(C) shall survive the dissolution of the Partnership and the withdrawal of any Partner or the transfer of any Partner’s interest in the Partnership.  With respect to all taxable years to which the Revised Partnership Audit Procedures apply to the Partnership, the Partnership Representative may, to the extent permitted by law, make an election (a “Pass-Through Election”) under Code Section 6226 with respect to any imputed underpayment of the Partnership, and furnish any adjustment statements to the Partners and to the IRS as required under the Revised Partnership Audit Procedures.  In addition to all other remedies that the Partnership may be entitled to pursue, in the event that a Limited Partner fails to pay any amount when due pursuant to this Section 10.3, the Partnership may thereafter, at any time prior to the Partner’s payment in full of such amount (plus any accrued interest), elect, if applicable, to redeem Common Units held by such Partner, in accordance with the procedures set forth in Section 15.1 with the valuation date being the date the Partnership elects to redeem such Common Units, in an amount sufficient to pay any or all of such amount.  In the event that proceeds to the Partnership are reduced on account of taxes withheld at the source or the Partnership incurs a liability and such taxes (or a portion thereof) are imposed on or with respect to one or more, but not all, of the Partners or if the rate of tax varies depending on the attributes of specific Partners or to whom the corresponding income is allocated, the amount of the reduction in the Partnership’s net proceeds shall be borne by and apportioned among the relevant Partners and treated as if it were paid by the Partnership as a withholding obligation with respect to such Partners in accordance with such apportionment.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of Federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Section 1441, Code Section 1442, Code Section 1445, Code Section 1446, Code Section 1471 and Code Section 1472 and any taxes arising under the Revised Partnership Audit Procedures, including any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by the Partnership as a result of an adjustment with respect to any Partnership item, including any interest or penalties with respect to any such adjustment (or any corresponding amounts for state or local tax purposes), without duplication of Section 10.3.  Any amount withheld with respect to a Limited Partner pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Limited Partner for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Limited Partner, in excess of any such withheld amount, shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within twenty (20) days after the affected Limited Partner receives written notice from the General Partner that such payment must be made, provided that the Limited Partner shall not be required to repay such deemed loan if (i) the Partnership withholds such payment from a distribution that would otherwise be made to the Limited Partner, (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Partnership that would, but for such payment, be distributed to the Limited Partner or (iii) treatment as a loan would jeopardize the General Partner’s status as a REIT (in which case such Limited Partner shall pay such amount to the Partnership on or before the date the Partnership pays such amount on behalf of such Limited Partner).  Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., twenty (20) days after the Limited Partner receives written notice of such amount) until such amount is paid in full.  In addition to all other remedies that the Partnership may be entitled to pursue, in the event that a Limited Partner fails to pay any amount when due pursuant to this Section 10.4, the Partnership may thereafter, at any time prior to the Limited Partner’s payment in full of such amount (plus any accrued interest), elect to redeem Common Units held by such Limited Partner, in accordance with the procedures set forth in Section 15.1 with the valuation date being the date the Partnership elects to redeem such Common Units, in an amount sufficient to pay any or all of such amount.  In the event that proceeds to the Partnership are reduced on account of taxes withheld at the source or the Partnership incurs a liability and such taxes (or a portion thereof) are imposed on or with respect to one or more, but not all, of the Partners or if the rate of tax varies depending on the attributes of specific Partners or to whom the corresponding income is allocated, the amount of the reduction in the Partnership’s net proceeds shall be borne by and apportioned among the relevant Partners and treated as if it were paid by the Partnership as a withholding obligation with respect to such Partners in accordance with such apportionment.

Section 10.5 Organizational Expenses. The General Partner may cause the Partnership to elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Code Section 709.

ARTICLE 11
PARTNER TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer.

(A)                               No part of the Partnership Interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(B)                               No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio, unless consented to in writing by the General Partner, in its sole and absolute discretion.

(C)                               No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the Consent of the General Partner; provided, however, that, as a condition to such Consent of the General Partner, the lender may be required to enter into an arrangement with the borrower, the Partnership and the General Partner to redeem or exchange for the REIT Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752 (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1.C, “Tendered Units” shall mean all such Partnership Units in which a security interest is held by such lender).

Section 11.2 Transfer of General Partner’s Partnership Interest.

(A)                               Except as provided in Section 11.2.B or Section 11.2.C, and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may not Transfer all or any portion of its Partnership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners. It is a condition to any Transfer of a Partnership Interest of a General Partner otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2.B or Section 11.2.C) that: (i) coincident with such Transfer, the transferee is admitted as a General Partner pursuant to Section 12.1; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired and the admission of such transferee as a General Partner.

(B)                               Certain Transactions of the General Partner. Subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, the General Partner may, without the Consent of the Limited Partners, Transfer all of its Partnership Interest in connection with (a) a merger, consolidation or other combination of its assets with another entity, (b) a sale of all or substantially all of its assets not in the ordinary course of the Partnership’s business or (c) a reclassification, recapitalization or change of any outstanding shares of beneficial interest of the General Partner or other outstanding equity interests (each, a “Termination Transaction”) if:

(i)                                     in connection with such Termination Transaction, all of the Limited Partners will receive, or will have the right to elect to receive, for each Partnership Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, however, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Partnership Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Partnership Common Units would have received had it exercised its right to Redemption pursuant to Article 15 and received REIT Shares in exchange for its Partnership Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii)                                  all of the following conditions are met: (w) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”); (x) the Limited Partners that held Partnership Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (y) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect with respect to Partnership Common Units immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the Surviving Partnership; and (z) the rights of such Limited Partners include at least one of the following: (a) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 11.2.B(i) or (b) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Partnership Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

(C)                               Notwithstanding the other provisions of this Article 11 (other than Section 11.6.D), the General Partner may Transfer all of its Partnership Interests at any time to any Person that is, at the time of such Transfer, an Affiliate of the General Partner that is controlled by the General Partner, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)), without the Consent of any Limited Partners. The provisions of Section 11.2.B, 11.3, 11.4.A and 11.5 shall not apply to any Transfer permitted by this Section 11.2.C.

(D)                               Except in connection with Transfers permitted in this Article 11 and as otherwise provided in Section 12.1 in connection with the Transfer of the General Partner’s entire Partnership Interest, the General Partner may not voluntarily withdraw as a general partner of the Partnership without the Consent of the Limited Partners.

Section 11.3 Limited Partners’ Rights to Transfer.

(A)                               General. Except as otherwise provided in this Section 11.3 and Section 11.1.C, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner; provided, however, that, subject to Section 11.6.D., any Limited Partner may, at any time, without the consent or approval of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity, any Affiliate or any direct or indirect beneficial owner of any interest in any Limited Partner, or (ii) directly or indirectly pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”).  In addition, each Limited Partner, and each transferee of Partnership Units or Assignee pursuant to a Permitted Transfer, shall have the right, at any time, to Transfer all or any portion of its Partnership Interest to any Person, without the Consent of the General Partner but subject to the provisions of Section 11.4 and Section 11.6.D. and satisfaction of each of the following conditions:

(1)                                 General Partner Right of First Refusal. The transferor Limited Partner (or the Partner’s estate in the event of the Partner’s death) shall give written notice of the proposed Transfer to the General Partner, which notice shall state (i) the identity and address of the proposed transferee and (ii) the amount and type of consideration proposed to be received for the Transferred Partnership Units. The General Partner shall have ten (10) Business Days upon which to give the transferor Limited Partner notice of its election to acquire all (but not less than all) the Partnership Units on the terms set forth in such notice. If it so elects, it shall purchase the Partnership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If it does not so elect, the transferor Limited Partner may Transfer such Partnership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(2)                                 Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3.A(4) may be to a separate Qualified Transferee.

(3)                                 Opinion of Counsel. The transferor Limited Partner shall deliver or cause to be delivered to the General Partner an opinion of counsel, written certifications or other evidence reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred; provided, however, that the General Partner may, in its sole discretion, waive this condition upon the request of the transferor Limited Partner. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any Federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(4)                                 Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) five hundred (500) Partnership Units or (ii) all of the remaining Partnership Units owned by such Transferring Partner, unless, in each case, otherwise agreed to by the General Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(5)                                 Exception for Permitted Transfers. The conditions of Sections 11.3.A(1) through 11.3.A(4) shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the Consent of the General Partner. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any restrictions on ownership and transfer of shares of beneficial interest of the General Partner contained in the Declaration that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5.

(B)                               Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the

Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(C)                               Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the General Partner shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Partnership from being taxable as a corporation for U.S. Federal income tax purposes. In addition, except with the Consent of the General Partner, no Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any conversion of LTIP Units or Performance Units into Partnership Common Units, any other acquisition of Partnership Units by the General Partner or any acquisition of Partnership Units by the Partnership) may be made to or by any Person if such Transfer could (i) result in the Partnership being treated as an association taxable as a corporation or publicly traded partnership taxed as a corporation; (ii) result in a termination of the Partnership under Code Section 708; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder; (iv) result in the Partnership being unable to qualify for one or more of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704) (the “Safe Harbors”); (v) result in the Partnership accruing income or gain that does not qualify for the “qualifying income” exemption of Code Section 7704(c); or (vi) based on the advice of counsel to the Partnership or the General Partner, adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Code Section 857 or Code Section 4981.

Section 11.4 Admission of Substituted Limited Partners.

(A)                               No Limited Partner shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3) as a Limited Partner in its place. A transferee of a Limited Partner Interest may be admitted as a Substituted Limited Partner only with the Consent of the General Partner. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner.

(B)                               Concurrently with, and as evidence of, the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and class and/or series of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

(C)                               A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

Section 11.5 Assignees. If the Consent of the General Partner is not obtained with respect to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, or in the event that any Partnership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interest assigned to such transferee and the rights to Transfer the Partnership Interest provided in this Article 11, but shall not be deemed to be a holder of a Partnership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Partnership Interest on any matter presented to the Partners for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such Assignee desires to make a further Transfer of any such Partnership Interest, such Assignee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of a Limited Partner Interest.

Section 11.6 General Provisions.

(A)                               No Limited Partner may withdraw from the Partnership other than as a result of: (i) a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 with respect to which the transferee becomes a Substituted Limited Partner; (ii) pursuant to a Redemption (or acquisition by the General Partner) of all of such Limited Partner’s Partnership Units pursuant to a Redemption under Section 15.1 and/or pursuant to any Partnership Unit Designation or (iii) the acquisition by the General Partner of all of such Limited Partner’s Partnership Interest, whether or not pursuant to Section 15.1.B.

(B)                               Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a Redemption of all of its Partnership Units pursuant to a Redemption under Section 15.1 and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 15.1.B, shall cease to be a Limited Partner.

(C)                               If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership or acquired by the General Partner pursuant to Section 15.1, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Partner, by taking into account their varying interests during the

Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner in its sole and absolute discretion. Solely for purposes of making such allocations, unless the General Partner decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner. The General Partner’s selection of such an allocation method shall be set forth in a dated, written statement maintained with the Partnership’s books and records. The Partners hereby agree that any such selection by the General Partner is made by “agreement of the partners” within the meaning of Section 1.706-4(f) of the Regulations.

(D)                               In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Partnership Interest by any Partner (including any Redemption, any conversion of LTIP Units or Performance Units into Partnership Common Units, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made: (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the Consent of the General Partner, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) in the event that such Transfer could cause either the General Partner or any General Partner Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)); (v) except with the Consent of the General Partner, if such Transfer could, based on the advice of counsel to the Partnership or the General Partner, cause a termination of the Partnership for Federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause the Partnership to cease to be classified as a partnership for U.S. Federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vii) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (viii) if such Transfer could, based on the advice of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable Federal or state securities laws; (x) except with the Consent of the General Partner, if such Transfer (1) could be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (2) could cause the Partnership to become a “publicly traded partnership,” as such term is defined in Code Sections 469(k)(2) or 7704(b), (3) could be in violation of Section 3.4.C(iii), (4) could cause the Partnership to fail one or more of the Safe Harbors or (5) could cause the Partnership to derive income or gain that is not “qualifying income” within the meaning of Code Section 7704(d); (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. Notwithstanding anything to the contrary in this Agreement, the General Partner shall, in its sole and absolute discretion, be permitted to take all action necessary to prevent the Partnership from being classified as a “publicly traded partnership” under Code Section 7704, including, without limitation, imposing limitations on the number of partners or limitations on Redemptions.

(E)                                Absent the Consent of the General Partner otherwise, Transfers pursuant to this Article 11 (including, without limitation, Transfers made with the Consent of the General Partner pursuant to Section 11.5.D) may only be made on the first day of a fiscal quarter of the Partnership.

ARTICLE 12
ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to a Transfer permitted by Section 11.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor General Partner in accordance with this Section 12.1, the transferor General Partner shall be relieved of its obligations under this Agreement and shall cease to be the general partner of the Partnership without any separate Consent of the Limited Partners or the consent or approval of any other Partners. Any such successor General Partner shall carry on the business and affairs of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as the General Partner. Upon any such Transfer, the transferee shall become the successor General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner. Concurrently with, and as evidence of, the admission of a successor General Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such successor General Partner.

Section 12.2 Admission of Additional Limited Partners.

(A)                               After the admission to the Partnership of the Original Limited Partners, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in exchange for Partnership Units and in accordance with this Agreement or is issued LTIP Units or Performance Units in exchange for no consideration in accordance with Section 4.2.B shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend Exhibit A and the books and records of the Partnership to reflect the name, address and number and classes and/or series of Partnership Units of such Additional Limited Partner.

(B)                               Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the Consent of the General Partner. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the Consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2.A.

(C)                               If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Partnership Year shall be allocated among such Additional Limited Partner and all other Holders by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Holders including such Additional Limited Partner, in accordance with the principles described in Section 11.6.C. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

(D)                               Any Additional Limited Partner admitted to the Partnership that is an Affiliate of the General Partner shall be deemed to be a “General Partner Affiliate” hereunder and shall be reflected as such on Exhibit A and the books and records of the Partnership.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.

Section 12.4 Limit on Number of Partners. Unless otherwise permitted by the General Partner in its sole and absolute discretion, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.5 Admission. A Person shall be admitted to the Partnership as a limited partner of the Partnership or the general partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as a Limited Partner or a General Partner.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business and affairs of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(A)                               an event of withdrawal, as defined in of the Act (including, without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner;

(B)                               an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Partners;

(C)                               entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(D)                               any sale or other disposition of (other than the attachment of a lien or security interest in) all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership’s business or a related series of transactions that, taken together, result in the sale or other disposition of (other than the attachment of a lien or security interest in) all or substantially all of the assets of the Partnership outside the ordinary course of the Partnership’s business; or

(E)                                the Redemption or other acquisition by the Partnership or the General Partner of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2 Winding Up.

(A)                               Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership’s property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of beneficial interest of the General Partner) shall be applied and distributed in the following order:

(1)                                 First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(2)                                 Second, to the satisfaction of all of the Partnership’s debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4;

(3)                                 Third, to the satisfaction of all of the Partnership’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(4)                                 Fourth, to the Partners in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Partnership taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2.A(4)).

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

(B)                               Notwithstanding the provisions of Section 13.2.A that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership, the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants-in-common and in accordance with the provisions of Section 13.2.A, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(C)                               If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

(D)                               In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(1)                                 distributed to a trust established for the benefit of the General Partner and the Holders for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(2)                                 withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

Section 13.3 Deemed Contribution and Distribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for U.S. Federal income tax purposes the Partnership shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and immediately thereafter, distributed Partnership Units to the Partners in the new partnership in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted a Transfer to an Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 or Section 13.3.

Section 13.4 Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Partnership Interest set forth in a Partnership Unit Designation, (a) each Holder shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Partnership and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30)

days thereafter, provide written notice thereof to each Holder and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2, the Partnership shall be terminated, a certificate of cancellation shall be filed by the General Partner with the office of the Secretary of State of the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Partners during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the General Partner, as provided in Code Section 562(b)(2)(B), if necessary, in the sole and absolute discretion of the General Partner.

ARTICLE 14
PROCEDURES FOR ACTIONS AND CONSENTS OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring Consent of any Partner or Partners pursuant to this Agreement, including Section 7.3, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14; provided, however, that this Article 14 shall not apply to any Consent requiring solely the Consent of the General Partner.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner or by one or more Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests held by Limited Partners and, except as set forth in Sections 7.3.B and 7.3.C and subject to Section 7.3.D, Section 16.10 and the rights of any Holder of Partnership Interest set forth in a Partnership Unit Designation, shall be approved by the Consent of the Partners. Following such proposal, the General Partner shall submit by delivery of written notice to the Partners, or at a meeting of the Partners, entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Partners. The General Partner shall seek the consent, approval or vote of the Partners entitled to vote thereon on any such proposed amendment in accordance with Section 14.3. Upon obtaining any such Consent, any other Consent required by this Agreement or, in the case any amendment to this Agreement effected by the General Partner pursuant to Section 7.3.C, the Consent of the General Partner, and without further action or execution by any other Person, including any

Limited Partner, (i) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the General Partner, and (ii) the Limited Partners shall be deemed to be a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended, modified or terminated without the Consent of the General Partner.

Section 14.3 Actions and Consents of the Partners.

(A)                               Whenever the vote, consent or approval of Partners is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Partners or may be given at a meeting of Partners or in accordance with the procedure prescribed in Section 14.3.B.  Meetings of the Partners or any action requiring the Consent of any Partner or group of Partners by a consent in writing as provided in Section 14.3.B may be called or requested only by the General Partner to transact any business that the General Partner determines in its sole discretion. The call or request shall be made by delivery of written notice to the Partners entitled to act at such meeting or whose consent in writing shall be required, which notice shall state the nature of the business to be transacted. Notice of any such meeting or request for consent shall be given to all Partners entitled to act at the meeting or whose consent in writing shall be required, (i) in the case of a meeting, not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting, and, (ii) in the case of a consent in writing, as provided in Section 14.3.B. In the case of a meeting, Partners may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Partners is required by this Agreement, the affirmative vote of Partners holding a majority of the Percentage Interests held by the Partners entitled to act on any proposal shall be sufficient to approve such proposal.

(B)                               Any action requiring the Consent of any Partner or group of Partners pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Partners whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Partners. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Partners at a meeting of the Partners entitled to act on any proposal. Such consent shall be in writing and filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission to any matter, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(C)                               Each Partner entitled to act on a proposal may authorize any Person or Persons to act for it by proxy on all matters in which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of execution thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Partner executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(D)                               The General Partner may set, in advance, a record date for the purpose of determining the Partners (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Partners or (iii) in order to make a determination of Partners for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of the Partners, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Partners entitled to notice of or to vote at a meeting of the Partners shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Partners shall be the effective date of such Partner action, distribution or other event. When a determination of the Partners entitled to Consent to any action or vote at any meeting of the Partners has been made as provided in this section, such determination shall apply to any adjournment thereof.

(E)                                Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner deems or directs is appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s shareholders and may be held at the same time as, and as part of, the meetings of the General Partner’s shareholders.

ARTICLE 15
GENERAL PROVISIONS

Section 15.1 Redemption Rights of Qualifying Parties.

(A)                               After the applicable Twelve-Month Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units (Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) held by such Qualifying Party in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Partnership may, in the General Partner’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Twelve-Month Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the General Partner first receives a legal opinion of counsel, written representations or other evidence reasonably satisfactory to it that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.G. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership until the earlier of (i)

the date the General Partner notifies the Tendering Party that the General Partner declines to acquire some or all of the Tendered Units under Section 15.1.B following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date.

(B)                               Notwithstanding the provisions of Section 15.1.A, on or before the close of business on the Cut-Off Date, the General Partner may, in the General Partner’s sole and absolute discretion but subject to the Ownership Limit, elect to acquire some or all of the Tendered Units from the Tendering Party in exchange for REIT Shares (the percentage of such Tendered Units to be acquired by the General Partner in exchange for REIT Shares being referred to as the “Applicable Percentage”). If the General Partner elects to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the General Partner shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the General Partner elects to acquire any of the Tendered Units for REIT Shares, the General Partner shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1.B, in which case (1) the General Partner shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (2) such transaction shall be treated, for U.S. Federal income tax purposes, as a sale by the Tendering Party of such Tendered Units to the General Partner in exchange for the REIT Shares Amount. If the General Partner so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage;. The Tendering Party shall submit (i) such information, certification or affidavit as the General Partner may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (ii) such written representations, investment letters, legal opinions or other instruments reasonably necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the General Partner pursuant to this Section 15.1.B, the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the General Partner given on or before the close of business on the Cut-Off Date that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1.B, the obligation of the Partnership to effect a Redemption of the Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 15.1.B, any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1.B, with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. REIT Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 15.1.B may contain such legends regarding restrictions under the Securities Act and applicable state securities laws or otherwise as the General Partner determines to be necessary or advisable in order to ensure compliance with such laws.

(C)                               Notwithstanding the provisions of Section 15.1.A and 15.1.B, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Declaration and shall have no rights to require the Partnership to redeem Common Units if the acquisition of such Common Units by the General Partner pursuant to Section 15.1.B would cause any Person to violate the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B would be in violation of this Section 15.1.C, it shall be null and void ab initio, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the General Partner under Section 15.1.B or cash otherwise payable under Section 15.1.A.

(D)                               If the General Partner does not elect to acquire the Tendered Units pursuant to Section 15.1.B:

(1)                                 Without limiting Section 15.1.H, the Partnership may elect to raise funds for the payment of the Cash Amount either (a) by requiring that the General Partner contribute to the Partnership funds from the proceeds of a registered public offering by the General Partner of REIT Shares sufficient to purchase the Tendered Units or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership. Without limiting Section 15.1.H, any proceeds from a public offering that are in excess of the Common Unit Cash Amount shall be for the sole benefit of the General Partner. The General Partner shall make a Capital Contribution of any such amounts to the Partnership for an additional General Partner Interest. Any such contribution shall entitle the General Partner to an equitable Percentage Interest adjustment.

(2)                                 If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

(E)                                Notwithstanding the provisions of Section 15.1.B, the General Partner shall not, under any circumstances, elect to acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Declaration.

(F)                                 Notwithstanding anything herein to the contrary (but subject to Section 15.1.C), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 15.1.B) pursuant to this Section 15.1:

(1)                                 All Partnership Common Units acquired by the General Partner pursuant to Section 15.1.B shall automatically, and without further action required, be converted into and deemed to be a General Partner Interest comprised of the same number of Partnership Common Units.

(2)                                 Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party, without, in each case, the Consent of the General Partner.

(3)                                 If (i) a Tendering Party surrenders its Tendered Units during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such Partnership distribution, and (ii) the General Partner elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1.B, such Tendering Party shall pay to the General Partner on the Specified Redemption Date an amount in cash equal to the portion of the Partnership distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(4)                                 The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 15.1.B, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(5)                                 The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 15.1.A or transferred to the General Partner and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1.B on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B, the Tendering Party shall have no rights as a shareholder of the General Partner with respect to the REIT Shares issuable in connection with such acquisition.

(G)                               In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the General Partner, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(1)                                 (1) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) to the best of their knowledge any Related Party and (b) representing that, after giving effect to the

Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(2)                                 A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B on the Specified Redemption Date; and

(3)                                 An undertaking to certify, at and as a condition to the closing of (i) the Redemption or (ii) the acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of their knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1.G(1) or (b) after giving effect to the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 15.1.B, neither the Tendering Party nor to the best of their knowledge any Related Party shall own REIT Shares in violation of the Ownership Limit.

(4)                                 In connection with any Special Redemption, the General Partner shall have the right to receive an opinion of counsel, written certifications or other evidence reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Partnership or the General Partner to violate any Federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1.B.

(H)                              Share Offering Funding Option.

(1)                                 (a)                                 Notwithstanding Sections 15.1.A or 15.1.B, if (i) one or more Limited Partners have delivered to the General Partner a Notice of Redemption, and (ii) the number of Tendered Units (the “Offering Common Units”) exceeds $100,000,000 gross value, based on a Partnership Common Unit value equal to the Value of a REIT Share, and (iii) the General Partner is then eligible to file a registration statement on Form S-3 (or any successor form similar thereto), then, notwithstanding that the Redemption of such Tendered Units pursuant to Section 15.1.A and the acquisition of such Tendered Units by the General Partner pursuant to Section 15.1.B, on the Specified Redemption Date would otherwise be prohibited by Section 15.1.C, the General Partner may, at its election, cause the Partnership to redeem the Offering Common Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Share Offering Funding”), of a number of REIT Shares (“Offered Shares”) equal to the REIT Shares Amount with respect to the Offering Common Units pursuant to the terms of this Section 15.1.H; provided, however, that the General Partner shall be under no obligation to provide a waiver of the Ownership Limit in connection with this Section 15.1.H. The General Partner must provide notice of its exercise of the election described above to purchase the Tendered

Units through a Share Offering Funding on or before the second (2nd) Business Day after the receipt by the General Partner of the applicable Notice of Redemption.

(b)                                 If the General Partner elects a Share Offering Funding with respect to a Notice of Redemption, the General Partner may give notice (a “Single Funding Notice”) of such election to all Limited Partners who did not provide the Notice of Redemption pursuant to Section 15.1.A  no less than two (2) days before the anticipated sale and require that all such Limited Partners elect whether or not to effect a Redemption to be funded through such Share Offering Funding. If a Limited Partner elects to effect such a Redemption, it shall give notice thereof and of the number of Partnership Common Units to be made subject thereto in writing to the General Partner within two (2) Business Days after receipt of the Single Funding Notice, and such Specified Limited Partner shall be treated as a Tendering Party for all purposes of this Section 15.1.H.

(2)                                 If the General Partner elects a Share Offering Funding, on the Specified Redemption Date, the Partnership shall redeem each Offering Common Unit that is still a Tendered Unit on such date for cash in immediately available funds in an amount (the “Share Offering Funding Amount”) equal to the net proceeds per Offered Share received by the General Partner from the Share Offering Funding, determined after deduction of underwriting fees, discounts or commissions attributable to the sale of Offered Shares and any transfer taxes relating to the registration or sale of the Offered Shares (the “Net Proceeds”).

(3)                                 If the General Partner elects a Share Offering Funding, the following additional terms and conditions shall apply:

(a)                                 As soon as practicable after the General Partner elects to effect a Share Offering Funding, the General Partner shall use its reasonable best efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that, the General Partner shall not by reason hereof, be required to submit to general service of process in any jurisdiction or subject itself to any material tax obligation, or qualify to do business in any jurisdiction in which such submission, qualification or obligation would not be otherwise required.

(b)                                 The General Partner shall advise each Tendering Party, regularly and promptly upon any written request, of the status of the Share Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the SEC and other governmental bodies, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses (to the extent payable by the Tendering Parties) relating to the Share Offering Funding and the compliance by the General Partner with its obligations with respect thereto. In addition, the General Partner and each Tendering Party may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Party will agree in advance as to the acceptability of a Net Proceeds amount at or below a specified amount. Furthermore, the General Partner shall establish pricing notification procedures with each such Tendering Party, such that the Tendering Partner will have the maximum opportunity practicable to determine whether to become a Withdrawing Partner pursuant to Section 15.1.H(3)(c).

(c)                                  The General Partner, upon notification of the price per REIT Share in the Share Offering Funding from the managing underwriter(s), in the case of a registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by the General Partner in order to sell the Offered Shares, shall immediately use its reasonable best efforts to notify each Tendering Party of the price per REIT Share in the Share Offering Funding and resulting anticipated Net Proceeds. Each Tendering Party shall have one (1) hour from the receipt of such written notice (as such time may be extended by the General Partner) to elect to withdraw its Redemption (a Tendering Party making such an election being a “Withdrawing Partner”), and Partnership Common Units with a REIT Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided, however, that the General Partner shall keep each of the Tendering Parties reasonably informed as to the likely timing of delivery of its notice. If a Tendering Party, within such time period, does not notify the General Partner of such Tendering Party’s election not to become a Withdrawing Partner, then such Tendering Party shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to the General Partner. To the extent that the General Partner is unable after using its reasonable best efforts to notify any Tendering Party, such unnotified Tendering Party shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Partner. Each Tendering Party whose Redemption is being funded through the Share Offering Funding who does not become a Withdrawing Partner shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities laws, to submit for Redemption additional Partnership Common Units in a number no greater than the number of Partnership Common Units withdrawn. If more than one Tendering Party so elects to redeem additional Partnership Common Units, then such Partnership Common Units shall be redeemed on a pro rata basis, based on the number of additional Partnership Common Units sought to be so redeemed.

(d)                                 The General Partner shall take all reasonable action in order to effectuate the sale of the Offered Shares including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such underwriting. The General Partner shall have the opportunity to include such number of shares for its own account as it may elect in a Share Offering Funding; provided, however, that the General Partner shall not permit any shareholder of the General Partner (other than the Tendering Parties and “Holders” under the Registration Rights Agreement) to include any of their shares in a Share Offering Funding without the prior written consent of the General Partner and Tendering Parties owning Partnership Common Units representing at least seventy-five percent (75%) of the Partnership Common Units with respect to which the Share Offering Funding is being effected. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises the General Partner in writing that marketing factors require a limitation of the number of shares to be offered, then (i) first, the amount of shares to be included for the account of the General Partner shall be reduced to the extent necessary to reduce the total amount of shares to be included in such offering to the amount recommended by such managing underwriter(s) or placement agent(s), and (ii) if such reduction is insufficient to reduce the offering to the amount recommended by such managing underwriter(s) or placement agent(s), then, the General Partner shall so advise all Tendering Parties and the number of Partnership Common Units to be sold to the General Partner pursuant to the Redemption shall be allocated among all Tendering Parties in proportion, as nearly as practicable, to the respective number of Partnership Common Units as to which each Tendering Party elected to effect a Redemption. For the sake of clarity, no Offered Shares excluded from the underwriting by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

(I)                                   Holders of LTIP Units and Performance Units shall not be entitled to the right of Redemption provided for in Section 15.1, unless and until such LTIP Units or Performance Units, as applicable, have been converted into Partnership Common Units (or any other class or series of Partnership Units entitled to such right of Redemption) in accordance with their terms.

Section 15.2 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail) or commercial courier service to the Partner, or Assignee at the address set forth in Exhibit A or Exhibit B (as applicable) or such other address of which the Partner shall notify the General Partner in accordance with this Section 15.2.

Section 15.3 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate as reasonably determined by the General Partner to achieve the purposes of this Agreement.

Section 15.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7 Waiver.

(A)                               No failure by any party to insist upon the strict performance of any covenant, obligation, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, obligation, duty, agreement or condition.

(B)                               The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Declaration shall be made and shall be effective only as provided in the Declaration.

Section 15.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9 Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

(A)                               This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(B)                               Each Partner hereby (i) submits to the non-exclusive jurisdiction of any state or Federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Partner at such Partner’s last known address as set forth in the Partnership’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10 Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. Notwithstanding the immediately preceding sentence, the Partners hereby acknowledge and agree that the General Partner, without the approval of any Limited Partner, may enter into, or cause the Partnership, to enter into side letters or similar written agreements with Limited Partners that are not Affiliates of the General Partner, executed contemporaneously with the admission of such Limited Partner to the Partnership, affecting the terms hereof, as negotiated with such Limited Partner and which the General Partner in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Limited Partner shall govern with respect to such Limited Partner notwithstanding the provisions of this Agreement.

Section 15.11 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not be affected thereby.

Section 15.12 Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount contemplated by this Agreement to be paid, credited, distributed or reimbursed to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Partner for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partner in its sole discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Partnership Year so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

(i) an amount equal to the excess, if any, of (a) four and nine-tenths percent (4.9%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Code Section 856(c)(5)(G)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (b) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Code Section 856(c)(5)(G)); or

(ii) an amount equal to the excess, if any, of (a) twenty-four percent (24%) of the REIT Partner’s total gross income (but excluding the amount of any REIT Payments and amounts excluded from gross income pursuant to Code Section 856(c)(5)(G)) for the Partnership Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (b) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Partner from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments and amounts excluded from gross income pursuant to Code Section 856(c)(5)(G));

provided, however, that REIT Payments in excess of the amounts set forth in clauses (i) and (ii) above may be made if the General Partner, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Partner’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Partnership Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Partnership Year if such carry over does not adversely affect the REIT Partner’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three (3) Partnership Years, and, after such time, any such REIT Payment shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Partner from failing to qualify as a REIT under the Code by reason of such REIT Partner’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and permitted assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor or assign to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or any Subsidiary of the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership or any Subsidiary of the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, Transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.15 No Rights as Shareholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as shareholders of the General Partner, including without limitation any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect of any meeting of shareholders for the election of trustees of the General Partner or any other matter.

ARTICLE 16
LTIP UNITS

Section 16.1 Designation. A class of Partnership Units in the Partnership designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 16.2 Vesting.

(A)                               Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable LTIP Unit Agreement. The terms of any LTIP Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plan or any other applicable Plan. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(B)                               Forfeiture. Upon the forfeiture of any LTIP Units, in accordance with the applicable LTIP Unit Agreement (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.4.A(ix)), the Plan (or other applicable Plan) and the applicable LTIP Unit Agreement, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.D, calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 16.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, however, that the foregoing is not intended to alter the special allocations pursuant to Section 6.2.D, differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Sections 13.2 and 16.4.B in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2.D or related provisions. If an Adjustment Event occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement, any LTIP Unit Agreement or Exhibit A hereto adjusting the number of outstanding LTIP Units or Performance Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units, or (iv) any other non-recurring event or transaction that would, as determined by the General Partner in its sole discretion, have the similar effect of unjustly diluting or expanding the rights conferred by outstanding LTIP Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the General Partner such action would require action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and by any applicable LTIP Unit Agreement, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unit Limited Partner setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

Section 16.4 Distributions.

(A)                               Operating Distributions. Except as otherwise provided in this Agreement, any LTIP Unit Agreement or by the General Partner with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate).

(B)          Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the LTIP Unit Distribution Participation Date; provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

(C)          Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, an “LTIP Unit Distribution Participation Date”). Absent a contrary determination by the General Partner, the LTIP Unit Distribution Participation Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units. The record date for determining which Holders of LTIP Units are entitled to receive distributions shall be the corresponding Partnership Record Date.

Section 16.5 Allocations. Holders of LTIP Units (whether or not vested) shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.A and 6.2.B and in addition to any special allocations required by Section 6.2.D. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 16.5, or to adjust the allocations made under this Section 16.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Participation Date falls (excluding special allocations under Section 6.2.D), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (x) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (y) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.

Section 16.6 Transfers. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plan (or any other applicable Plan) and except as expressly provided in this Agreement with respect to LTIP Units, an LTIP Unit Limited Partner shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.

Section 16.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Partnership Common Units as provided in Section 16.9. Further, such Redemption Rights shall not apply until a period of two (2) years has elapsed from the time of the issuance of such LTIP Units.

Section 16.8 Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and the Plan (or any other applicable Plan), apply to the LTIP Unit.

Section 16.9 Conversion to Partnership Common Units.

(A)          A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 16.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party to the extent not subject to the limitations on conversion under Section 16.9.B. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause his or her Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 16.9.B), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.

(B)          A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units or Performance Units, as applicable, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”). In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit D to the Partnership (with a copy to the General Partner) not less than three (3) days nor more than ten (10) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 16.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Twelve-Month Period with respect to the Partnership Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(C)          The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of a Qualifying Party pursuant to Section 16.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit E to the applicable Holder of LTIP Units not less than ten (10) days nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

(D)          A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such Holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 may exercise the rights of such Limited Partner pursuant to this Section 16.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(E)           For purposes of making future allocations under Section 6.2.D and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(F)           If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Partnership Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unit Limited Partner to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Unit Limited Partner of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unit Limited Partner the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Partnership Common Units in connection with such Transaction. If a LTIP Unit Limited Partner fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and the relevant terms of the Plan or any other applicable Share Option Plan or Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unit Limited Partner whose LTIP Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the LTIP Unit Limited Partners.

Section 16.10 Voting. LTIP Unit Limited Partners shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Unit Limited Partners and Performance Unit Limited Partners voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit, and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units.

Section 16.11 Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify Article 6 to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

ARTICLE 17
PERFORMANCE UNITS

Section 17.1 Designation. A class of Partnership Units in the Partnership  designated as the “Performance Units” is hereby established. The number of Performance Units that may be issued is not limited by this Agreement.

Section 17.2 Vesting.

(A)          Vesting, Generally. Performance Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable Performance Unit Agreement. The terms of any Performance Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Performance Unit Agreement or by the Plan or any other applicable Plan. Performance Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of a Performance Unit Agreement are referred to as “Vested Performance Units”; all other Performance Units are referred to as “Unvested Performance Units.”

(B)          Forfeiture. Upon the forfeiture of any Performance Units in accordance with the applicable Performance Unit Agreement (including any forfeiture effected through repurchase), the Performance Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable Performance Unit Agreement, no consideration or other payment shall be due with respect to any Performance Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Except as otherwise provided in this Agreement (including without limitation Section 6.4.A(ix)), the Plan (or other applicable Plan) and the applicable Performance Unit Agreement, in connection with any repurchase or forfeiture of such units, the balance of the portion of the Capital Account of the Holder of Performance Units that is attributable to all of his or her Performance Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2.D, calculated with respect to such Holder’s remaining Performance Units, if any.

Section 17.3 Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between Performance Units and Partnership Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2.D, (b) differences between distributions to be made with respect to Performance Units and Partnership Common Units pursuant to Section 17.4.A, and pursuant to Section 13.2 and Section 17.4.B in the event that the Capital Accounts attributable to the Performance Units are less than those attributable to Partnership Common Units due to insufficient special allocation pursuant to Section 6.2.D or (c) any related provisions. If an Adjustment Event (as defined in Section 16.3, taking into account events that are not considered Adjustment Events thereunder) occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement, any Performance Unit Agreement and/or any update to the Register adjusting the number of outstanding Performance Units or subdividing or combining outstanding Performance Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and Performance Units. If more than one Adjustment Event occurs, any adjustment to the Performance Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described in Section 16.3 as Adjustment Events and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding Performance Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each Holder of Performance Units setting forth the adjustment to his or her Performance Units and the effective date of such adjustment.

Section 17.4 Distributions.

(A)          Operating Distributions. Except as otherwise provided in this Agreement, any Performance Unit Agreement or by the General Partner with respect to any particular class or series of Performance Units, Holders of Performance Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per Performance Unit equal to (i) in the case of Unvested Performance Units, the product of the distribution made to holders of Partnership Common Units per Partnership Common Unit multiplied by the Performance Unit Sharing Percentage, and (ii) in the case of a Vested Performance Units, the distribution made to holders of Partnership Common Units per Partnership Common Unit, in each case, if applicable, assuming such Performance Units were held for the entire period to which such distributions relate.

(B)          Liquidating Distributions. Holders of Performance Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per Performance Unit equal to the amount of any such distributions payable on one Partnership Common Unit, whether made prior to, on or after the Performance Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such Performance Units to the extent attributable to the ownership of such Performance Units.

(C)          Distributions Generally. Distributions on the Performance Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Performance Unit Distribution Payment Date”). Absent a contrary determination by the General Partner, the Performance Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Partnership Common Units, and the record date for determining which Holders of Performance Units are entitled to receive distributions shall be the Partnership Record Date.

Section 17.5 Allocations.

(A)          Holders of Vested Performance Units shall be allocated Net Income and Net Loss in amounts per Performance Unit equal to the amounts allocated per Partnership Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2.A and 6.2.B and in addition to any special allocations required by Section 6.2.D.

(B)          The holder of such Unvested Performance Units shall be allocated Net Income and Net Loss in amounts per Unvested Performance Unit equal to the amounts allocated per

Vested Performance Unit; provided, however, that for purposes of allocations of Net Income and Net Loss pursuant to Sections 6.2.A and 6.2.B, each Unvested Performance Unit shall be treated as a fraction of one outstanding Partnership Common Unit equal to one Partnership Common Unit multiplied by the Performance Unit Sharing Percentage.

(C)          The General Partner is authorized in its discretion to delay or accelerate the participation of the Performance Units in allocations of Net Income and Net Loss under this Section 17.5, or to adjust the allocations made under this Section 17.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each Performance Unit in the taxable year in which that Performance Unit’s Performance Unit Distribution Payment Date falls (excluding special allocations under Section 6.2.D), to (ii) the total amount distributed to that Performance Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the General Partner’s Partnership Common Units in such taxable year to (ii) the amounts distributed to the General Partner with respect to such Partnership Common Units and such taxable year.

Section 17.6 Transfers. Subject to the terms and limitations contained in an applicable Performance Unit Agreement and the Plan (or any other applicable Plan) and except as expressly provided in this Agreement with respect to Performance Units, a Holder of Performance Units shall be entitled to transfer his or her Performance Units to the same extent, and subject to the same restrictions as Holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article 11.

Section 17.7 Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to Performance Units unless and until they are converted to Partnership Common Units as provided in Section 17.9 below. Further, such Redemption Rights shall not apply until a period of two (2) years has elapsed from the time of the issuance of such Performance Units.

Section 17.8 Legend. Any certificate evidencing a Performance Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any Performance Unit Agreement and the Plan (or any other applicable Plan), apply to the Performance Unit.

Section 17.9 Conversion to Partnership Common Units.

(A)          A Qualifying Party holding Performance Units shall have the Conversion Right, at his or her option, at any time to convert all or a portion of his or her Vested Performance Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 17.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested Performance Units or, if such Qualifying Party holds less than one thousand (1,000) Vested Performance Units, all of the Vested Performance Units held by such Qualifying Party, to the extent not subject to the limitation on conversion under Section 17.9.B. Qualifying Parties shall not have the right to convert Unvested Performance Units into Partnership Common Units until they become Vested Performance Units; provided, however, that in anticipation of any event that will cause his or her Unvested Performance Units to become Vested Performance Units (and subject to the timing requirements set forth in Section

17.9.B), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any Performance Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 17.9.

(B)          A Qualifying Party may convert his or her Vested Performance Units into an equal number of fully paid and non-assessable Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 17.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested Performance Units that exceeds the Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a Conversion Notice in the form attached as Exhibit C to the Partnership (with a copy to the General Partner) not less than three (3) nor more than ten (10) days prior to the Conversion Date specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined in Section 16.9) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested Performance Units covenants and agrees with the Partnership that all Vested Performance Units to be converted pursuant to this Section 17.9 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Twelve-Month Period with respect to the Partnership Common Units into which the Vested Performance Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1.A relating to such Partnership Common Units in advance of the Conversion Date; provided, however, that the redemption of such Partnership Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Partnership Common Units into which his or her Vested Performance Units will be converted can be redeemed by the Partnership pursuant to Section 15.1.A simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 15.1.B by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested Performance Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(C)          The Partnership, at any time at the election of the General Partner, may cause any number of Vested Performance Units to be subject to a Forced Conversion into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 17.3; provided, however, that the Partnership may not cause a Forced Conversion of any Performance Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 17.9.B. In order to exercise its right of Forced Conversion, the Partnership shall deliver a Forced Conversion Notice in the form attached hereto as Exhibit D to the applicable Holder of Performance Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

(D)          A conversion of Vested Performance Units for which the Holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of Performance Units, other than the surrender of any certificate or certificates evidencing such Vested Performance Units, as of which time such Holder of Performance Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such Performance Units were converted. After the conversion of Performance Units as aforesaid, the Partnership shall deliver to such Holder of Performance Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining Performance Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner pursuant to Article 11 may exercise the rights of such Limited Partner pursuant to this Section 17.9 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(E)           For purposes of making future allocations under Section 6.2.D and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of Performance Units that is treated as attributable to his or her Performance Units shall be reduced, as of the date of conversion, by the product of the number of Performance Units converted and the Common Unit Economic Balance.

(F)           If the Partnership or the General Partner shall be a party to any Transaction, then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of Performance Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each Holder of Performance Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her Performance Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Partnership Common Units, assuming such Holder is not a Constituent Person, or an affiliate of a Constituent Person. In the event that Holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each Holder of Performance Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of Performance Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each Performance Unit held by such Holder into

Partnership Common Units in connection with such Transaction. If a Holder of Performance Units fails to make such an election, such Holder (and any of its transferees) shall receive upon conversion of each Performance Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a Holder of Partnership Common Units would receive if such Holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any Performance Unit Agreement and the relevant terms of the Performance Agreement, the Partnership shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 17.9.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of Performance Units whose Performance Units will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their Performance Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of Performance Units.

Section 17.10 Voting. Performance Limited Partners shall have the same voting rights as Limited Partners holding Partnership Common Units, with the Performance Units and LTIP Units voting together as a single class with the Partnership Common Units and having one vote per Performance Unit and Holders of Performance Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding Performance Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Partnership Common Units.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

WORKSPACE PROPERTY TRUST, a Maryland real estate investment trust,

By:
Name:
Its:

LIMITED PARTNER:

,
a

By:
Name:
Its:

LIMITED PARTNER:

Name:

As of                       , 20[  ]

EXHIBIT A

PARTNERS AND PARTNERSHIP UNITS

Name and Address of Partners	Partnership Units (Type and Amount)

General Partner:

Workspace Property Trust	[ ] Partnership Common Units
700 Dresher Road, Suite 150
Horsham, Pennsylvania 19044

Limited Partners:

TOTAL:	[ ] Partnership Common Units

EXHIBIT B

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on [                   ] is 1.0 and (b) on [                       ] (the “Partnership Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Partnership Record Date, the General Partner declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (i) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the share dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the share dividend is declared is 2.0.

Example 2

On the Partnership Record Date, the General Partner distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Partnership Record Date is $5.00 per share. Pursuant to Paragraph (ii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (ii) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Partnership Record Date, the General Partner distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the General Partner) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the General Partner pursuant to a pro rata distribution by the Partnership. The Value of a REIT Share on the Partnership Record Date is $5.00 a share. Pursuant to Paragraph (iii) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Partnership Record Date, effective immediately after the assets are distributed, as follows:

B-1

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

B-2

EXHIBIT C

NOTICE OF REDEMPTION

To: Workspace Property Trust

Workspace Property Trust

700 Dresher Road, Suite 150

Horsham, Pennsylvania 19044

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption Partnership Common Units in Workspace Property Trust, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Workspace Property Trust, L.P., dated as of [                   ], 20[ ] as amended (the “Agreement”), and the Redemption rights referred to therein. The undersigned Limited Partner or Assignee:

(a) undertakes (i) to surrender such Partnership Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1.G of the Agreement;

(b) directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that:

(i)                                     the undersigned Limited Partner or Assignee is a Qualifying Party,

(ii)                                  the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Partnership Common Units, free and clear of the rights or interests of any other person or entity,

(iii)                               the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Partnership Common Units as provided herein, and

(iv)                              the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that he will continue to own such Partnership Common Units until and unless either (1) such Partnership Common Units are acquired by the General Partner pursuant to Section 15.1.B of the Agreement or such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

C-1

Dated:

Name of Limited Partner or Assignee:

(Signature of Limited Partner or Assignee)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to

Please insert social security or identifying number:

C-2

EXHIBIT D

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP/PERFORMANCE UNITS INTO PARTNERSHIP COMMON UNITS

The undersigned Holder of LTIP/Performance Units hereby irrevocably elects to convert the number of LTIP/Performance Units in Workspace Property Trust, L.P. (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.  The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP/Performance Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP/Performance Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of Holder:
Please Print Name as Registered with Partnership

Number of LTIP/Performance Units to be Converted:

Date of this Notice:

(Signature of Holder)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

D-1

EXHIBIT E

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION
OF LTIP/PERFORMANCE UNITS INTO PARTNERSHIP COMMON UNITS

Workspace Property Trust, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP/Performance Units held by the Holder set forth below to be converted into Partnership Common Units in accordance with the terms of Amended and Restated Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:
Please Print Name as Registered with Partnership

Number of LTIP/Performance Units to be Converted:

Date of this Notice:

E-1